OPERATING AGREEMENT

OF

IN RETAIL FUND TEXAS, L.L.C.

 = 1

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TABLE OF CONTENTS

PAGE

ARTICLE I

Formation of Company

1.1

Statutory Authority

1.2

Filings

ARTICLE II

Name

ARTICLE III

Purpose of the Company

ARTICLE IV

Offices, Records, Agents and Term of the Company

4.1

Principal Office of the Company

4.2

Records to be Maintained

4.3

Registered Office and Registered Agent

4.4

Term of the Company

4.5

Termination

ARTICLE V

Capital Contributions

5.1

Capital Commitments

5.2

Capital Contributions

5.3

Failure to Contribute Capital

ARTICLE VI

Properties to be Acquired; Operation of the Company

6.1

Properties to be Acquired

6.2

Inland Option to Acquire Properties

6.3

Senior Financing for the Properties

6.4

Operation in Accordance with REIT Requirements

ARTICLE VII

Accounting and Distributions

7.1

Books of Account

7.2

Intentionally Omitted

7.3

Percentage Interests

7.4

Distributions of Cash Flow

7.5

Allocation of Income and Losses

7.6

Guarantees

ARTICLE VIII

Rights, Duties, Liabilities and Restrictions of the Manager

8.1

Manager

8.2

Authority of Manager

8.3

Annual Plan

8.4

Bank Accounts

8.5

Compensation of Manager

8.6

Expenditures by Manager

8.7

Liability of Manager

8.8

Indemnity

8.9

Tax Matters Member

ARTICLE IX

Membership

9.1

Rights and Obligations of the Members

9.2

Approval of Members

9.3

Executive Committee.

9.4

Liability

9.5

Expenses of Members

ARTICLE X

Admission of Additional Members; Assignment Provisions

10.1

Additional Members and Membership Interests

10.2

General Provisions

10.3

Transfers by the Manager Prohibited

10.4

Transfers by Members

10.5

Option to Sell Interests or Properties

10.6

Option to Buy Interests or Properties

10.7

Early Exercise of Sale Procedures

10.8

Inland Stock as Consideration

10.9

Procedure Upon Winding-Up

10.10

Priority of Purchase Rights

10.11

Procedures for Closing of Purchase and Sale Transactions

10.12

Offset

ARTICLE XI

Resignations, Withdrawals, and Priorities

11.1

Resignations and Withdrawals

11.2

Priorities

11.3

Interest on Capital Contributions

ARTICLE XII

Winding Up

12.1

Liquidation Procedures

12.2

Liquidating Trustee

12.3

Distribution on Winding Up

12.4

Liquidating Trust

12.5

Distributions In Kind

12.6

Partition

ARTICLE XIII

Conflicts and Covenants

13.1

Manager Time Commitment

13.2

Related Business Partners

13.3

Competitive Undertakings

13.4

Intentionally Omitted

13.5

Intentionally Omitted

13.6

Confidentiality Covenant

13.7

Remedies

13.8

Activities of Inland

ARTICLE XIV

Counsel; Amendments

14.1

Counsel to the Company

14.2

Amendments

ARTICLE XV

Representations and Warranties

15.1

Representations of Inland

15.2

Representations of NYSTRS

15.3

Securities Representations

ARTICLE XVI

General Provisions

16.1

Notices

16.2

Successors

16.3

Governing Law

16.4

Personal Jurisdiction

16.5

Counterparts

16.6

Pronouns and Headings

16.7

Members Not Agents

16.8

No Third Party Beneficiaries

16.9

Entire Understanding

16.10

Severability

16.11

Further Assurances

16.12

Set-Off Rights

16.13

Affiliate

16.14

Prevailing Party

16.15

Press Releases

16.16

Offset Right

DEFINED TERMS INDEX

EXHIBITS

3-A

Investment Area

3-B

Investment Guidelines

7-A

Section 7.4(d) Illustration

7-B

Definition of IRR

7-C

Tax Exhibit

8-A

Major Decisions

8-B

Inland Commercial Property Management Fees and Services

8-C

Inland Management Agreement

8-D

Inland Leasing Agreement

8-E

Inland Financial Health Ratios

10-A

Conveyance Representations and Warranties

13-A

Inland Affiliates

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THE INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE, BUT HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “SEC ACT”), AND APPLICABLE STATE SECURITIES LAWS.  THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF ANY OF SAID INTERESTS IS RESTRICTED AND MAY NOT BE ACCOMPLISHED EXCEPT IN ACCORDANCE WITH THIS AGREEMENT AND AN APPLICABLE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGER THAT REGISTRATION IS UNNECESSARY OR AN EXEMPTION FROM REGISTRATION UNDER THE SEC ACT AND APPLICABLE STATE SECURITIES LAWS.

OPERATING AGREEMENT

OF

IN RETAIL FUND TEXAS, L.L.C.

THIS OPERATING AGREEMENT (this “Agreement”) is made and entered into this 11th day of May, 2006, among the following persons (individually referred to herein as a “Member” and collectively referred to herein as “Members”):

INLAND REAL ESTATE CORPORATION, a Maryland corporation (“Inland”)

and

THE NEW YORK STATE TEACHERS’ RETIREMENT SYSTEM (“NYSTRS”),

a Public Retirement System established under Article 11 of the New York State Education Law, by and through its designated advisor,

MORGAN STANLEY REAL ESTATE ADVISOR, INC. (“Morgan Stanley”)

and the following person (individually referred to herein as the “Manager”):

IN RETAIL MANAGER TEXAS, L.L.C., a Delaware limited liability company

The term “person” means any individual, sole proprietorship, partnership, limited liability company, corporation, trust or other entity.

W I T N E S S E T H:

WHEREAS, Inland and NYSTRS desire to provide for the operation, management and governance of a limited liability company known as IN Retail Fund Texas, L.L.C. (the “Company”), which has previously been formed pursuant to the Limited Liability Company Act (as amended from time to time, the “Act”) of the State of Delaware (the “State”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

ARTICLE 1.

Formation of Company

1.1

Statutory Authority.  The parties hereby agree to operate the Company under and pursuant to the provisions of the Act.  Except as otherwise expressly provided in this Agreement, the rights and obligations of the Company, its Members and the Manager shall be governed by the Act.

1.2

Filings.  The Company has been formed pursuant to a Certificate of Formation, filed in the Office of the Secretary of State of Delaware on March 23, 2006 (as amended from time to time, the “Certificate”) and the Manager shall make or cause to be made such other filings and recordings and shall do or cause to be done such other acts and things conforming thereto as shall constitute compliance with all requirements for the formation and continuation of a limited liability company under the Act and, if required by applicable law, the qualification of the Company to transact business in such other states in which the Company elects to do business.

ARTICLE 2.

Name

The name of the Company shall be “IN Retail Fund Texas, L.L.C.”  All of the affairs of the Company shall be conducted under the Company name.  Any change of the Company’s name shall require the approval of both Members.  On behalf of the Company, the Manager shall execute and file with the proper offices any and all certificates required by the fictitious name or assumed name statutes of the states in which the Company elects to do business.

ARTICLE 3.

Purpose of the Company

The purpose of the Company is to acquire, own, operate, lease, manage, maintain, improve, finance, refinance, sell, exchange or otherwise deal with and dispose of retail properties at locations in or around the Metropolitan Statistical Areas (as defined by the U.S. Census Bureau) of Dallas, Austin, San Antonio, Houston and El Paso, Texas, as depicted on EXHIBIT 3-A attached hereto and made a part hereof (collectively, the “Investment Area”), and all improvements, additions, replacements, easements and any and all other rights appurtenant thereto, and all personal property that might be used or useful used in connection therewith (individually, a “Property”, and collectively, the “Properties”), and undertake such other activities necessary or incidental thereto as may be authorized pursuant to this Agreement.  Unless otherwise agreed by both Members, the Company shall cause title to each Property to be held by a separate single purpose limited partnership (each, a Subsidiary”), of which the Company shall be the sole limited partner and an entity wholly-owned and controlled by the Company shall be the sole general partner (except to the extent that the holder of any Financings (as defined herein) may require that said general partner also have an independent manager or director for the purpose of providing the lender with bankruptcy protection) ); provided, however, where determined appropriate by the Manager, title may be acquired in another form of pass-through entity owned directly or indirectly by the Company, subject to the consent of the Members.

When determined by the Executive Committee (as defined herein) to be appropriate, the Company may acquire, own, sell, exchange or otherwise deal with and dispose of equity interests either directly or through Subsidiaries and as a general partner, limited partner or member, in entities which acquire, own, develop, operate, lease, manage, maintain, improve, finance, refinance, sell, exchange or otherwise deal with and dispose of retail properties at locations in or around the Investment Area.  Such interests may be acquired either directly or through Subsidiaries, and as a general partner, limited partner or member.

As further provided in Article 6, below, the Company may acquire Property only in accordance with the Investment Guidelines attached hereto as EXHIBIT 3-B and made a part hereof (such Investment Guidelines, as they may be amended from time to time by the unanimous written approval of the Executive Committee are hereinafter called the “Investment Guidelines”).

ARTICLE 4.

Offices, Records, Agents and Term of the Company

4.1

Principal Office of the Company.  The principal office of the Company shall be located at such place within the United States of America (other than Alaska or Hawaii) as the Manager may from time to time designate.  The Company may have secondary offices at such other place or places as the Manager may from time to time designate, subject to the approval of the Members.  Initially, the principal office of the Company will be located c/o Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, IL  60523.

4.2

Records to be Maintained.  At all times during the continuance of the Company, the Manager shall cause the Company to keep at the Company’s principal office such records and information as the Company may be required to maintain in accordance with the Act, which shall be subject to inspection and/or copying at the request of any Member or its legal representative (with all such copies to be made at the Company’s expense) during ordinary business hours, including, without limitation, the following:

(a)

Member List.  A list of the full name and last known address of each Member, setting forth the amount of cash each Member has contributed or has agreed to contribute in the future, a description and statement of the agreed value of the other property or services each Member has contributed or has agreed to contribute in the future and the date on which each became a Member.

(b)

Certificate of Formation.  A copy of the Certificate of Formation, as amended or restated, together with executed copies of any powers of attorney under which any article, application or certificate has been executed.

(c)

Tax Returns.  Copies of the Company’s Federal, state and local income tax returns and reports, if any, for the three most recent years.

(d)

Records.  Copies of this Agreement and any amendments hereto, and of any financial statements of the Company for the three most recent years.

(e)

Other Information.  Such other information and records as are specified in the Act.

4.3

Registered Office and Registered Agent.  The Company’s registered agent for service of process required to be maintained pursuant to the Act shall be CT Corporation System, and the address of the Company’s registered agent in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801.  Such agent and such office may be changed from time to time by the Executive Committee.  The Executive Committee shall select and designate a registered office and registered agent for the Company in each other state in which the Company is required to maintain or appoint one.

4.4

Term of the Company.  The term of the Company commenced upon the filing of the Certificate of Formation of the Company with the Office of the Secretary of State and shall continue in perpetuity, unless sooner terminated in accordance with Section 4.5, below.

4.5

Termination.  The Company shall terminate prior to the time set forth in Section 4.4, above in the following circumstances:

(a)

Sale of Assets.  Upon the sale or other disposition of all or substantially all of the Company’s non-cash assets; provided, however, that this Agreement generally and Article 12 in particular shall govern the conduct of the parties during the winding up of the Company; provided, however, that in the event that such sale or other disposition involves (i) the receipt of a deferred payment obligation, whether or not secured, or (ii) the receipt of payment in whole or in part in kind, then at the Members’ election the term of the Company shall not end, and it shall continue, subject  to the other provisions hereof, until the earlier of the time that (a) the deferred payment obligation shall have been paid in full, or (b) the in kind considerations received by the Company shall have been sold or otherwise converted to cash.

(b)

Dissolution by Members.  If all of the Members shall execute an instrument so stating; provided, however, that this Agreement generally and Article 12 in particular shall govern the conduct of the parties during the winding up of the Company.

(c)

Term of the Venture.  Upon the date which is seven years after the date of this Agreement (the “Termination Date”); provided, however, that this Agreement generally and Section 10.9 and Article 12 in particular shall govern the conduct of the parties during the winding up of the Company.  Notwithstanding anything contained in this Section to the contrary, the Termination Date may be extended for two additional one-year periods upon written agreement of the Members.

ARTICLE 5.

Capital Contributions

5.1

Capital Commitments.

Subject to the terms of this Agreement, including, but not limited to, Section 6.1 hereof, NYSTRS will contribute up to $80 million in cash to the Company and Inland shall contribute up to $20 million in cash to the Company, for an aggregate cash capital commitment by the parties of $100 million.  At such time as the Manager shall make a Capital Call (as defined in Section 5.2(g)), NYSTRS shall contribute to the Company 80% of the amount of the Capital Call and Inland shall contribute 20% of the amount of the Capital Call.

5.2

Capital Contributions.

(a)

No Additional Assessments.  Except as set forth below or as required by the Act, no Member shall be assessed for or shall have the right to make capital contributions (the “Capital Contributions”).

(b)

Capital Calls. If at any time the anticipated Receipts of the Company during the subsequent 90-day period and the available funds of the Company at such time (including any Reserves, but only for the purpose for which the applicable Reserve is maintained and including loan proceeds, but only to the extent said borrowing has been approved by the Executive Committee) are less than the Expenses of the Company (other than Acquisition Expenses) anticipated to be incurred during said 90-day period pursuant to the then-current Annual Plan, then (unless the Annual Plan is revised to eliminate said shortfall) the Manager shall cause the Company to make a Capital Call (as such term is hereinafter defined), in the amount of the shortfall (the “Operating Shortfall”).

(c)

Acquisition Expenses. If the Members have approved the Company’s acquisition of a Property (as such term is defined in Section 6.1(a)) pursuant to Section 6.1(f), then the Manager shall cause the Company to make a Capital Call for funds sufficient to enable the Company to pay all costs and expenses of said acquisition, including the portion of the purchase price not funded with Senior Financing as defined herein (collectively, “Acquisition Expenses”) in accordance with the Acquisition Budget for said Property.

(d)

Refinancing Shortfalls. If at any time there is (or is projected to be) a “Refinancing Shortfall” (as such term is hereinafter defined), the Manager shall cause the Company to make a Capital Call in the amount of the Refinancing Shortfall.  As employed herein, the term “Refinancing Shortfall” means the amount, if any, by which the proceeds of any Financings (net of the costs and expenses of obtaining said Financings) incurred for the purpose of repaying Existing Indebtedness (as defined in Section 6.3(a)) upon the maturity of said Existing Indebtedness, is less than the amount required to pay off said Existing Indebtedness in full at such time.

(e)

Protective Expenditures. If at any time, after paying all Expenses in accordance with the then-current Annual Plan, the Company lacks the funds to make Protective Expenditures, the Manager shall cause the Company to make a Capital Call in the amount of said shortfall.  As employed in this Agreement, the term “Protective Expenditures” means expenditures of the Company or any Subsidiary (i) for the payment of real estate taxes, insurance premiums and utility charges on any Property; (ii) necessary to comply with, or to cure any failure of any of the assets of the Company or any Subsidiary to comply with applicable laws, ordinances, regulations, orders and other legal requirements; (iii) to the extent necessary on an emergency basis for the protection or preservation of any Property, or for the protection of the health and safety of the public or any employees of any Property; (iv) necessary to comply with, or to cure any default on the part of the Company or any Subsidiary under any Leases, loan documents, or other contracts affecting the Company or any Subsidiary, including the payment of principal, interest and other amounts when due under any loan documents to which the Company or any Subsidiary is a party or to which any Property is subject; and (v) to the extent incurred in connection with litigation (whether as a plaintiff or as a defendant), including, but not limited to, the payment of any judgments rendered against the Company.

(f)

Capital Call by Member. If the Manager fails to cause the Company to make a Capital Call when required to do so pursuant to Sections 5.2(b), (c), (d) or (e) above, and said failure shall continue for ten (10) days or more following written notice to the Manager from either Member, either Member shall have the right to cause the Company to make the Capital Call in question.

(g)

Definition. As employed herein, the term “Capital Call” means a written notice from the Company to the Members setting forth the amount of the Capital Contribution, the subsection or subsections of this Section 5.2 pursuant to which the Capital Call is being made, the purpose of said Capital Contribution, each Member’s share of said Capital Contribution (determined in accordance with Section 5.2(h) below), the date said Capital Contribution is due (which date shall be not less than ten (10) business days after the date the Capital Call is made), and wire transfer instructions for the bank account of the Company in which Capital Contributions shall be deposited.  As used herein, any of the terms Operating Shortfall, Acquisition Expenses, Refinancing Shortfall and Protective Expenditures shall also be referred to as a “Section 5.2 Amount.”

(h)

Amounts to be Contributed.  The Members shall make Capital Contributions by wire transfer of immediately available funds on or before the due date set forth in the Capital Call, 80% of which shall be contributed by NYSTRS and 20% of which shall be contributed by Inland.

(i)

Limits on Deficit Contributions.  Capital Contributions pursuant to Section 5.2(e) are referred to herein as “Deficit Contributions”.  Without the consent of both Members, the Company shall not have the authority to make Capital Calls for Deficit Contributions that exceed, in the aggregate, the lesser of (i) 5% of the aggregate of the gross purchase price of the Property for which such Deficit Contributions are required or (ii) $10,000,000.

(j)

Limit on All Capital Contributions.  In no event shall NYSTRS be obligated to make Capital Contributions hereunder in excess of $80,000,000, plus any amount distributed to NYSTRS as Senior Financing proceeds pursuant to Section 7.4(c), nor shall Inland be obligated to make Capital Contributions in excess of $20,000,000, plus any amount distributed to Inland as Senior Financing proceeds pursuant to Section 7.4(c).

5.3

Failure to Contribute Capital.

(a)

Failure to Contribute.  If a Member (the “Defaulting Member“) fails to make such Member’s Capital Contribution within the time period prescribed in Section 5.2(g), and the other Member (the “Non-Defaulting Member”) has made its Capital Contribution in accordance with this Agreement, the Non-Defaulting Member shall notify the Defaulting Member of said failure and the Non-Defaulting Member shall have the right, but not the obligation, to:

(w)

withdraw its Capital Contribution, in which event the Non-Defaulting Member (i) shall have no liability for failure to contribute its Capital Contribution, and (ii) shall have the right to exercise the provisions of Sections 10.5, 10.6 or 10.7 of this Agreement as a result of the Defaulting Member’s failure to contribute said Capital Contribution; or

(x)

designate its Capital Contribution as a Capital Contribution and, in addition, contribute to the Company, as a Capital Contribution for its own account (a “Default Contribution“), the amount due from the Defaulting Member (the “Deficiency Amount“); or

(y)

withdraw its Capital Contribution and advance directly to the Company both the Defaulting Member’s Contribution Amount and the Non-Defaulting Member’s Capital Contribution as a Company Loan (as such term is hereinafter defined); or

(z)

designate its Capital Contribution as a Capital Contribution and advance directly to the Company (on behalf of the Defaulting Member) the Defaulting Member’s Contribution Amount as a Member Loan (as such term is hereinafter defined).

These provisions shall be applicable each time that a Member shall fail to contribute capital as required in this Agreement.  The Non-Defaulting Member shall elect which of the foregoing remedies it will pursue (and, in the case of an election to proceed under clause (x), (y) or (z) above, shall advance to the Company either the Deficiency Amount or the amount of the Company Loan or the Member Loan, as the case may be) within twenty (20) days after sending the notice of the Defaulting Member’s failure to contribute its Contribution Amount.  Upon the election by the Non-Defaulting Member to proceed under clause (x), (y) or (z) above, the Non-Defaulting Member shall not be entitled to proceed under Sections 10.5, 10.6 or 10.7.

(b)

Effect on Percentage Interests and Capital Accounts.  If the Non-Defaulting Member makes a Default Contribution as provided in clause (x) of Section 5.3(a) then, effective from the date on which the Non-Defaulting Member makes a Capital Contribution in an amount equal to the Deficiency Amount, the Percentage Interest of the Defaulting Member immediately prior thereto shall be reduced (but not below 0%) by the number of percentage points equivalent to the fraction (the “Dilution Fraction”) obtained by dividing (i) 100% of the applicable Deficiency Amount by (ii) the aggregate amount of the Capital Contributions made by all of the Members (including said Default Contribution), and concomitantly, the Percentage Interest of the Non-Defaulting Member shall be increased by the same number of percentage points. By way of example, suppose that NYSTRS had previously funded $80 in Capital Contributions and that Inland had previously funded $20, that a Capital Call for $100 in additional Capital Contributions is made, and that one Member (Inland) fails to contribute its share ($20) of said Capital Contributions.  If the Non-Defaulting Member (NYSTRS) elects to make a Default Contribution of $20 under clause (x) of Section 5.3(a), then the Dilution Fraction would be equal to $20 (100% of the Default Amount) divided by $200, or 0.10.  Thus, the Percentage Interest of the Defaulting Member (Inland) would be reduced by 10 percentage points, from 20% to 10%; the Percentage Interest of the Non-Defaulting Member (NYSTRS) would be increased by 10 percentage points, to 90%, and any amounts otherwise distributable to the Defaulting Member under Section 7.4(d) would be reduced from 20% to 10%, with said amount being distributed instead to the Non-Defaulting Member. The Incentive Distribution Percentage (as defined in Section 7.4(d) hereof), shall also be adjusted as described in Section 7.4(d)(iii).

(c)

Company Loan.  If the Non-Defaulting Member shall elect to make a loan to the Company as provided in clause (y) of Section 5.3(a) above, the Non-Defaulting Member shall designate such loan as a “Company Loan“.  Company Loans shall bear interest (“Company Loan Yield“) at the cumulative annual interest rate (the “Default Rate“) equal to the lesser of (i) 18% per annum and (ii) the maximum rate of interest permitted by applicable law, compounded monthly on the average daily outstanding balance of principal, and shall be paid ahead of any distributions payable to the Members pursuant to Article 7 or Article 12 of this Agreement.  Interest expense incurred on any Company Loan shall be treated as an obligation and expense of the Company.  Payments on the Company Loans shall be made pro rata in proportion to the principal amount of and any accrued interest on all such Company Loans, and shall be applied first to accrued interest and then to principal.

(d)

Member Loans.  If the Non-Defaulting Member funds the Deficiency Amount pursuant to clause (z) of Section 5.3(a) and designates such amount as a “Member Loan”, then such amount shall be treated as loaned by the Non-Defaulting Member to the Defaulting Member, and in turn, contributed by the Defaulting Member to the capital of the Company.  A Member Loan shall bear interest at the Default Rate, compounded monthly on the average daily outstanding balance of principal.  Until such time as a Member Loan has been satisfied as a result of the Conversion Election described below or repaid in full by the Defaulting Member, all distributions pursuant to this Agreement that would otherwise be paid by the Company to the Defaulting Member pursuant to Article 7 or Article 12 of this Agreement shall instead be paid by the Company directly to the Non-Defaulting Member, and the Defaulting Member hereby grants the Non-Defaulting Member a security interest in the Defaulting Member’s rights to distributions under Article 7 or Article 12 to secure said obligation.  Such amounts shall for all purposes of this Agreement be deemed distributed by the Company to the Defaulting Member pursuant to this Agreement and then paid by the Defaulting Member to the Non-Defaulting Member and applied first against accrued but unpaid interest owing with respect to the Member Loan and then in reduction of the principal balance thereof.  Each Member Loan, including all accrued interest thereon, shall be due and payable in full on the first anniversary of the date on which the Non-Defaulting Member advances the applicable Deficiency Amount to the Company (the “Due Date“).

(e)

Maturity of Member Loans.  Upon the Due Date of a Member Loan, the Non-Defaulting Member shall have the right, determinable in its sole discretion, to:  (i) convert the Member Loan to a Capital Contribution by the Non-Defaulting Member as described below (the “Conversion Election“), (ii) enforce the obligation of the Defaulting Member to pay the outstanding principal balance and all accrued and unpaid interest under the Member Loan, or (iii) extend the Due Date of the Member Loan for an additional one-year period.

(f)

Conversion Election.  If the Non-Defaulting Member wishes to exercise the Conversion Election, it may do so by delivering written notice thereof to the Company not later than sixty (60) days following the Due Date of such Member Loan.  If the Non-Defaulting Member exercises the Conversion Election, then, for all purposes of this Agreement, (i) the Member Loan, including all accrued and unpaid interest thereon, shall be deemed satisfied in full; (ii) the Capital Contributions deemed made by the Defaulting Member shall be reduced by the sum of the then outstanding principal balance of and all accrued and unpaid interest on the Member Loan; (iii) the amount of the outstanding principal balance of and all accrued and unpaid interest on the Member Loan shall be deemed to constitute a Capital Contribution by the Non-Defaulting Member; and (iv) the Percentage Interests and Capital Accounts of the Members shall be adjusted as provided in Section 5.3(b) as though, at the time of the Conversion, the Non-Defaulting Member had made a Capital Contribution in the amount of the Deficiency Amount pursuant to clause (x) of Section 5.3(a) based on the Capital Contributions of the Members after giving effect to the foregoing.

(g)

Enforcement of Member Loan. If, after the Due Date, the Non-Defaulting Member elects to enforce the obligations of the Defaulting Member under the Member Loan, the Non-Defaulting Member shall deliver written notice of such election to the Defaulting Member within sixty (60) days following the Due Date.  The obligation of the Defaulting Member to repay the Member Loan and all accrued interest thereon shall be a personal liability of the Defaulting Member and shall be enforceable against any assets of the Defaulting Member, including its Interest in the Company.

(h)

Extension of Due Date. If the Non-Defaulting Member does not elect to either exercise the Conversion Election or to enforce the Member Loan in the applicable manner described above, then the Non-Defaulting Member shall be deemed to have elected to extend the Due Date for a period of one year following such Due Date.  If the Non-Defaulting Member elects to extend the Due Date of the Member Loan, then if the Member Loan and all accrued interest thereon are not paid in full on or before such extended Due Date, then, at such time, the Non-Defaulting Member shall again have the right to elect the remedies described in Section 5.3(e).

(i)

Acknowledgment and Agreement.  Each Member acknowledges and agrees that the other Member would not be entering into this Agreement were it not for (i) the Members agreeing to make the Capital Contributions provided for in this Article 5, and (ii) the provisions of this Article 5 that describe the consequences of being a Defaulting Member (the “Remedy Provisions“).  The Members acknowledge and agree that the Remedy Provisions could result in a Member reducing its interest in the Company to zero.  Each Member acknowledges and agrees that in the event a Member fails to make its Capital Contributions pursuant to this Agreement, the other Member will suffer substantial damages and the Remedy Provisions are fair, just and equitable in all respects.  Although it is the intent of the Members that the Remedy Provisions will be fully effective without the execution of any documents or instruments by the Defaulting Member in connection therewith, each Member hereby agrees that in the event its Percentage Interest is reduced pursuant to any Remedy Provision, it shall execute and deliver such conveyances, agreements, instruments or other documents which may be reasonably necessary in the judgment of the other Member to confirm and render fully effective the Remedy Provisions, including, but not limited to, an assignment of all or a portion of its Percentage Interest and any amendments to this Agreement and to the Certificate of Formation of the Company.

ARTICLE 6.

Properties to be Acquired; Operation of the Company

6.1

Properties to be Acquired.

(a)

Acquisition of Properties.  For the two-year period from and after the date of this Agreement (the “Acquisition Period”), the Company shall seek to acquire properties from third parties which are not Affiliates (as defined in Section 16.13) of Inland or NYSTRS (individually, a “Property”, and collectively, the “Properties”) that meet the Investment Guidelines; provided, however, that the Acquisition Period may be extended for one additional one-year period by written agreement of the Members.  When determined by the Executive Committee (as defined herein) to be appropriate, the Company may acquire equity interests in entities which own or have interests in retail properties at locations in or around the Investment Area, which equity interests may be acquired either directly or through Subsidiaries, and as either general partnership, limited partnership, manager or membership interests (an “Equity Interest”).  The Company shall use its best efforts to cause any Equity Interest to be transferable among the Members in accordance with the purchase and sale rights contained in Article 10 of this Agreement, or as otherwise agreed to by the Members.   For purposes of this Agreement, ownership of any Equity Interest shall be deemed to be ownership of a “Property” hereunder.  At the end of the Acquisition Period, the Company shall cease to acquire Properties; provided, however, that it shall complete any transactions to acquire Properties for which it has become contractually bound during the Acquisition Period.

(b)

Evaluation Materials.  The Manager will use commercially reasonable efforts to identify Properties that meet the Investment Guidelines.  Should the Manager negotiate a reasonably detailed non-binding letter of intent on behalf of the Company to purchase a Property that meets the Investment Guidelines, the Manager will submit to the Executive Committee, a package of information, including, but not limited to: a description of the Property, a rent roll, financial projections, market data (including rental and sales comparables); photographs; site plans; known environmental and physical issues, competitive submarket survey, financing plan; due diligence budget, the amount of the Capital Contributions (as defined herein) which will be required to be made by the Members in connection with the acquisition of the Property, and such other information as the Manager determines to be necessary (or as either Member may reasonably request) in connection with the evaluation of the Property (collectively, the “Evaluation Materials”) in order to permit the Executive Committee to evaluate the proposed acquisition.  Any such letter of intent shall expressly state that the parties shall not be bound until a mutually satisfactory purchase contract has been entered into between the Company and the seller of the Property.

(c)

Approval by the Executive Committee.  Within 7 business days from the Executive Committee’s receipt of the Evaluation Materials (the “Committee Approval Period”), the Executive Committee shall advise the Manager in writing of its preliminary approval or disapproval of the acquisition of the Property based upon the Evaluation Materials.  In the event that the Executive Committee fails to provide its approval or disapproval of a Property within the Committee Approval Period, such transaction shall be deemed to have been disapproved; provided, however, if consented to by the Manager, the Executive Committee may subsequently issue its approval to the Manager after the Committee Approval Period as described below has expired.

(d)

Approval by NYSTRS and Inland. Upon issuance by the Executive Committee of its preliminary approval, NYSTRS and Inland shall each have the periods thereafter designed in such letters, agreements or other documents by and between the Company and the owner of the Property to advise the Manager in writing of their approval or disapproval of the acquisition of the Property (the “Preliminary Member Approval Period”).  During the Preliminary Member Approval Period, the Company shall engage consultants and professionals, as appropriate, from lists of consultants and professionals approved by the Executive Committee, to perform legal, business and physical due diligence, and said consultants and professionals shall permit the Members to rely on their reports.  The Manager shall advise the Executive Committee if the Manager obtains any information regarding the Property in the course of the due diligence review which the Manager determines in the exercise of its reasonable judgment is material to the decision by the Members to approve the acquisition of the Property.  Upon receipt by the Manager of NYSTRS’ and Inland’s Preliminary Member Approval, the Manager shall proceed to take such actions as shall be necessary to complete the acquisition of the Property on behalf of the Company in accordance with the terms and conditions set forth in the Evaluation Materials; subject, however, to the final approval by the Members as described in this Section.

(e)

Disapproval by NYSTRS; Resubmission of Evaluation Materials.  In the event that NYSTRS advises the Manager in writing that it disapproves of the acquisition of the Property, or if NYSTRS fails to give its preliminary approval or disapproval within the Preliminary Member Approval Period, unless extended by mutual written agreement of the Members, the Property shall be deemed rejected by NYSTRS, the Company shall not acquire the Property, and thereafter, Inland or any affiliate or subsidiary thereof shall be free to acquire the Property materially in accordance with the terms and conditions set forth in the Evaluation Materials.  In the event that any of the terms of the transaction set forth in the Evaluation Materials shall be materially revised or amended after the rejection by NYSTRS, the Manager shall submit the revised or amended Evaluation Materials to NYSTRS and Inland, in which event the Preliminary Member Approval Period shall be reinstated and the procedures for notice of approval or rejection described herein shall once again be complied with by the parties.

(f)

Final Approval by the Members. Final approval of the acquisition of any Property by the Company shall be subject to the satisfaction of each of the following express conditions (any of which may be waived by the Members) set forth below.  Final approval or disapproval shall be given by the earlier of (i) no later than 7 business days after the Manager’s request for approval; or (ii) the time by which such approval must be given in accordance with the terms and conditions set forth in any agreements or other documents entered into by the Company and the owner of any Property. The Manager’s request for approval should be accompanied by a recommendation from Manager that the acquisition be approved. The failure of the Members to provide their final approval within the time period described above shall be deemed to be a disapproval of the acquisition, unless otherwise agreed to by the Members and the Manager.  The express conditions to which final approval is subject are as follows:

(i)

Property level due diligence in accordance with the standard criteria and procedures of NYSTRS and Inland, including, without limitation, reviews of title, survey, entitlements and other matters of legal compliance, environmental, physical, litigation and other items customary to such a transaction;

(ii)

Satisfactory review of financial statements, leases, rent rolls, existing financing documents and other information requested by either Member;

(iii)

Consents of sellers, partners, lenders, tenants and other persons whose consent is determined by either Member to be reasonably necessary to consummate the acquisition of the Property;

(iv)

Negotiation and approval of all transactional and subsidiary investment entity documents determined by either Member to be reasonably necessary to consummate the acquisition of the Property including, where appropriate, the structure of and documentation evidencing any Equity Interest;

(v)

Receipt by the Company of adequate insurance for the Property to the satisfaction of the Members;

(vi)

As to Inland only, approval of the Board of Directors of Inland; and

(vii)

As to NYSTRS only, approval by authorized officers of NYSTRS.

(g)

Title to Properties.  Title to each of the Properties shall be acquired by the Company in a separate single purpose limited partnership, of which the Company shall be the sole limited partner and an entity wholly-owned and controlled by the Company shall be the sole general partner (except to the extent that the holder of any Financings (as defined herein) may require that said general partner also have an independent manager or director for the purpose of providing the lender with bankruptcy protection); provided, however, where determined appropriate by the Manager, title may be acquired in another form of pass-through entity, subject to the consent of the Members.  If the Property to be acquired by the Company is in the form of an Equity Interest, title shall be held in such manner as may be determined to be advisable and appropriate by the Executive Committee. All income, expense, cash flow and other financial activity of any Subsidiary shall be consolidated with and shall constitute the financial activity of the Company.  All cash flow distributions from any Subsidiary to the Company shall be characterized as Net Ordinary Cash Flow or Net Extraordinary Cash Flow of the Company in accordance with the terms of this Agreement and shall be retain such characterization for all purposes hereunder, including, but not limited to, distributions to Members.

(h)

Transaction Costs.  If the Executive Committee provides its preliminary approval pursuant to Section 6.1(c), the Company shall pay all of the ordinary and customary out-of-pocket costs associated with the review and acquisition of any Property, including, but not limited to, due diligence, engineering and environmental inspections and reports, and outside legal counsel retained by the Company.  If the acquisition of a Property is rejected by NYSTRS or Inland, or if such approval is given, but the Property is not thereafter acquired by the Company, Inland shall reimburse the Company for such out-of-pocket costs if the Property is thereafter purchased by an Inland-related REIT or other investor that is an Affiliate of Inland.

(i)

Agents and Financial Advisors. Each of the Members hereby represents and warrants and acknowledges and agrees that there are no agents, brokers or financial advisors involved in connection with the formation of the Company.

6.2

Inland Option to Acquire Properties.  Notwithstanding anything to the contrary contained herein, Inland may acquire a Property that meets the Investment Guidelines, if Inland, in its reasonable judgment, determines that the opportunity to acquire the Property will be lost to the Company unless Inland proceeds to consummate the acquisition.  Inland shall acquire such Property in a limited partnership of which Inland is the sole limited partner and an entity wholly-owned and controlled by Inland is the general partner.  Within 7 days of such acquisition, Inland shall advise NYSTRS’ in writing that the Property has been acquired, and the parties shall comply with the provisions of Section 6.1 of this Agreement, to the extent appropriate, to obtain the approval or disapproval of the NYSTRS Executive Committee Members and NYSTRS; provided, however, that upon receipt of the Evaluation Materials, the NYSTRS Executive Committee Members shall have no less than 7 business days to provide their preliminary approval or disapproval of the Property and after issuance of the preliminary approval by the NYSTRS Executive Committee Members, NYSTRS shall have no less than 30 business days to provide its final approval.  In the event that the NYSTRS gives its final approval for the acquisition by the Company of the Property, Inland shall cause the Property (or Inland’s interest in the single member limited liability company holding title to the Property) to be conveyed to the Company, and the Company shall acquire the Property from Inland at Inland’s acquisition costs, including, but not limited to, the net amount of the purchase price paid by Inland for the Property and all other expenses incurred by Inland in connection with the acquisition, exclusive of any pass-through expenses and without additional mark-up.  In connection with such conveyance, Inland shall provide a representation and warranty to the Fund that since the date on which Inland acquired the Property (the “Acquisition Date”): (i) no material information has come to the attention of Inland with respect to the Property which would cause Inland to believe that the representations and warranties of the sellers contained in the agreement pursuant to which Inland acquired the Property were not true in all material respects as of the Acquisition Date, and (ii) no material change has occurred with respect to the Property since the Acquisition Date which would have a material adverse effect on the Property or which would cause the representations and warranties of the sellers to be untrue in any material respect if they were remade by the sellers as of the date on which the Property is acquired by the Fund.  The Company shall pay all costs and expenses, including any transfer fees, associated with the conveyance of the Property to the Company, and any other fees to which Inland or any of its Affiliates would have been entitled to hereunder if the Property had been originally been acquired by the Company.  All receipts derived by Inland with respect to the Property during the period while Inland owns title to the Property shall inure to the benefit of Inland and all expenses associated with the Property during such period shall be assumed by the Inland.  All prorations and adjustments related to the transfer to the Company shall be calculated on the same basis as was agreed to by Inland and the third party seller for purposes of acquiring the Property.

6.3

Senior Financing for the Properties.

(a)

Senior Financing.  Upon or near the acquisition date for any Property acquired by the Company thereafter, and provided that the Executive Committee determines that it is economic and expeditious to do so, the Company shall seek non-recourse acquisition debt financing from a third party institutional lender or lenders in an amount which is no greater than 50% of the total acquisition cost of the applicable Property (the “Senior Financing”).  Where agreed to by the Executive Committee, the Company shall assume any existing indebtedness on the Property (the “Existing Indebtedness”).  In the event that the Members thereafter agree to cause the Existing Indebtedness or Senior Financing secured by any Property to be repaid by the placement of new indebtedness on such Property, such new indebtedness shall be in an amount that is no greater than 50% of the market value of the Property at the time of the refinancing (the “Refinancing”).

(b)

Senior Financing Terms.

(i)

Each Senior Financing or Refinancing (collectively, “Financings”) will be secured by a first mortgage on the applicable Property.  In no event shall the Financings provide for any recourse to NYSTRS.

(ii)

It is anticipated (but not required) that the Financings described above will have terms that include, but are not limited to, a fixed rate of interest, a scheduled maturity date as approved by the Executive Committee taking into account appropriate terms and yield curves, and payment of interest only or amortizing debt until maturity as approved by the Executive Committee. None of the Financings will provide for any cross default provisions among the Property loans.

(iii)

The Company shall use its best efforts to cause each Financing to permit the exercise by the Members of any purchase and sale rights contained in Article 10 of this Agreement, or any other transfer of the Property or Interests in the Company between the Members, without regard to any due on sale provision contained in the Financing and without payment of any prepayment penalty or assumption or other fee, except for an administrative fee to the lender to process any ownership change.

(iv)

Each of the Financings will provide for the replacement of Inland Commercial Property Management, Inc. as the property manager or leasing agent “for cause” (consistent with the applicable provisions of the Management Agreement), or if Inland ceases to be a Member pursuant to a “Buy-Out Event” as described in Section 10.7(b), or if NYSTRS (or its affiliated entity) becomes the owner of the Property pursuant to the exercise of the purchase and sale provisions contained in Article 10.

(v)

All fees and costs associated with the Financings will be paid by the Company.

(c)

Equity Interest.  Notwithstanding anything to the contrary set forth in this Section 6.3, when the Property to be acquired by the Company is in the form of an Equity Interest, the approval given by the Members with respect to such acquisition shall be deemed to include approval of the amount, type, terms and conditions of any indebtedness encumbering the underlying property related to the Equity Interest.

6.4

Operation in Accordance with REIT Requirements.    The Members acknowledge that Inland is a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and that the ability of Inland to be qualified as a REIT will depend upon the nature of the Company’s operations.  Accordingly, notwithstanding anything to the contrary contained herein, the Manager shall endeavor to operate the Company at all times in a manner that will enable Inland to satisfy all the requirements applicable to a REIT with respect to its activities, income, operation, and assets as set forth in Code Section 856, et seq. (the “REIT Requirements”) and avoid the imposition of any federal income or excise tax liability on Inland.  In addition, the Manager shall cause the Company to avoid taking any action that would result in Inland ceasing to satisfy any of the REIT Requirements or would result in the imposition of any federal income or excise tax liability on Inland.  Upon the recommendation of the Manager, the Executive Committee shall not take or omit to take any course or action or require that the Manager take or omit to take any course of action which is inconsistent with the foregoing.

ARTICLE 7.

Accounting and Distributions

7.1

Books of Account.

(a)

Maintenance of Books of Account.  At all times during the continuance of the Company, the Manager shall cause proper and true books of account to be maintained in conformity with generally accepted accounting principles consistently applied (“GAAP“) wherein there shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Company, or paid, received, sold or purchased in the course of the Company’s activities, and all of such other transactions, matters and things relating to the Company as are usually entered in books of account kept by persons engaged in activities of a like kind and character.  All reports prepared pursuant to this Article 7 shall be prepared separately for each Property and also on a consolidated basis for the Company and all of its Subsidiaries that hold title to any of the Properties.

(b)

Monthly Reports.  The Management Agreement and Leasing Agreement attached hereto as Exhibits 8-C and 8-D set forth the format of financial statements which shall be delivered by the Property Manager and the Leasing Agent with respect to the Properties.  In addition to the financial statements to be prepared for each Property, the Manager shall cause the Property Manager and the Leasing Agent to provide to the Manager consolidated statements with respect to all of the Properties owned by the Company in the formats set forth in the Management Agreement and Leasing Agreement, and within 10 days after the receipt of such consolidated statements, the Manager shall cause them to be delivered to the Members or their designees.

(c)

 Financial Statements; Tax Returns. The Company’s books of account shall be closed as soon as practicable after the close of each calendar year (which shall be the Company’s “Calendar Year”) and an annual audit shall be performed at the expense of the Company in accordance with GAAP by KPMG or such other independent certified public accounting firm approved by the Members (such initial firm of accountants, or any replacement firm so selected, the “Accountants”); provided that in no event shall said accounting firm be the same firm as has been engaged by NYSTRS for its own internal audit purposes for the Calendar Year (or any portion thereof) in question.  NYSTRS agrees that NYSTRS shall not engage the then-current Accountants of the Company except at the beginning of a new Calendar Year.  In the event that at any time hereafter NYSTRS desires to engage the then-current Accountants for the Company, NYSTRS shall give the Company no less than 120 days written notice prior to the beginning of the Calendar Year for which NYSTRS will engage the Accountants, so that the Company shall have sufficient opportunity to retain new Accountants.  If NYSTRS does not advise the Company in writing within 120 days prior to retaining the then-current Accountants, NYSTRS shall been deemed to have waived its right to cause the Company to obtain Accountants which differ from those engaged by NYSTRS.  Notwithstanding the foregoing, the Company shall not be required to obtain new Accountants if the appointment has already been made for the up-coming Calendar Year or it would result in a material financial and substantial business hardship for the Company to retain new Accountants.  The Manager shall cause to be delivered to the Members within 60 days after the close of each taxable year a draft of the audited financial statement (in the format prepared by the Accountants retained by the Company) and tax return for such taxable year, and shall cause to be delivered to the Members within 90 days after the close of each taxable year, the final audited financial statements (in the format prepared by the Accountants retained by the Company) and tax return for the Company and/or any subsidiary entity of the Company that owns any Property, which can be used by the Members for tax reporting purposes.  Such financial statements shall include certification by the Manager that any and all distributions made by the Company were made in accordance with the terms of this Agreement, and a verification thereof by the accountants.  The Manager shall be responsible for engaging the Accountants to prepare and seeing to the filing of all Federal, state and local tax returns on behalf of the Company, and all costs of preparing the audited financial statements and tax returns shall be an expense of the Company.

7.2

Intentionally Omitted.

7.3

Percentage Interests.  The Percentage Interest of each Member shall be as follows:

(a)

Initial Percentage Interests.  The Percentage Interest of the Members is as follows:

INLAND	20%
NYSTRS	80%

(b)

Adjustments to Percentage Interests.  The Percentage Interests of the Members are expected to remain the same throughout the term of the Company; however, the Percentage Interests shall be modified as provided in Section 5.3(b).

(c)

Adjustment Methods.  In the event of any changes in any Member’s Percentage Interest during the Calendar Year, the Manager shall take into account the requirements of Code Section 706(d) and shall have the right to select any method of determining the varying interests of the Members during the Calendar Year that satisfies Code Section 706(d), subject to the approval of the Executive Committee.

7.4

Distributions of Cash Flow.

(a)

Definitions.

“Expenses”.  For a given period of time, a sum equal to the aggregate of the expenditures, charges and costs actually paid or required to be paid during such period of time in accordance with the terms of this Agreement or in accordance with any Annual Plan approved pursuant to this Agreement or otherwise in connection with the business of the Company including, without limitation:

(A)

expenses, costs and charges in connection with the acquisition, ownership, operation, management or leasing of all or any portion of any Property;

(B)

expenses, costs and charges in connection with the repair, maintenance, replacement, alteration of or addition or capital improvement to any portion of any Property, including any casualty or condemnation losses, to the extent that the losses are not reimbursed during such period by any third party responsible therefor or through insurance maintained by the Company;

(C)

payments of all outstanding principal and interest due with respect to Company Loans, if any;

(D)

all sales, payroll, real estate, personal property, occupancy and other excise, property, privilege or similar taxes and assessments imposed upon the Company or any Property;

(E)

utility costs and deposits and other costs and deposits required to obtain or lease any service or equipment relating to any Property;

(F)

management fees and other fees and reimbursements payable to the Property Manager pursuant to the Management Agreement;

(G)

leasing commissions, including commissions payable to the  Leasing Agent under the Leasing Agreement, and expenditures required to be made in connection with any lease covering space in or at any Property, including tenant improvements, tenant allowances and payments, costs incurred in connection with the Company (or any Subsidiary) assuming a tenant’s lease obligations with respect to other real property and costs incurred in connection with the Company’s (or any Subsidiary’s) exercise of a right, or entering into an agreement, to “takeback” space in any Property;

(H)

the net increase, if any, in the Reserves during such period of time;

(I)

the fees and expenses of attorneys, accountants, architects, engineers, appraisers, and other professionals retained by or on behalf of the Company in accordance with the terms hereof;

(J)

all other customary and necessary direct costs and expenses of the Company incurred in accordance with this Agreement; and

Notwithstanding the foregoing, there shall, however, be excluded from Expenses:

(ii)

all noncash items such as depreciation;

(iii)

Distributions;

(iv)

all payments, deposits, expenses and reserves deducted from the proceeds of a Major Capital Event to determine the Net Extraordinary Cash Flow;

(v)

any expense, cost or charge enumerated above, to the extent such expense, cost or charge was paid from Reserves; and

(vi)

expenditures that would be capitalized pursuant to generally accepted accounting principles consistently applied, to the extent that (x) the Company has Reserves available to pay such expenditures; (y) the Company has obtained a credit facility which is available to pay such expenditures; or (z) the Members agreed, prior to acquiring the Property to which said expenditures relate, to contribute additional capital when needed to pay such expenditures.

“Major Capital Event”.  Any transaction with respect to any Property which generates cash receipts other than ordinary operating income, including, without limitation, sales of real or personal property (other than sales of personal property in the ordinary course of business), condemnations (and conveyances in lieu thereof) (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), damage recoveries (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), receipts of insurance proceeds (other than rent insurance proceeds) (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), borrowings, and other transfers or dispositions of all or a significant part of (i) any Property or (ii) the aggregate assets of the Company.

“Net Extraordinary Cash Flow”.  The amount remaining, if any, after subtracting from cash receipts arising from a Major Capital Event (i) all expenses of, and payments and deposits by, the Company related to such Major Capital Event, including, without limitation, any payment made in respect of any indebtedness encumbering the Property, and (ii) such reasonable reserves for the business of the Company as may be authorized pursuant to any Annual Plan, as modified from time to time, and (iii) the payment of all outstanding principal and interest due with respect to Company Loans, if any.

“Net Ordinary Cash Flow”.  For any given period of time, the Receipts for such period of time minus the Expenses for such period of time.

“Receipts”.  For any given period of time, a sum equal to the aggregate of all amounts actually received by or unconditionally made available to the Company from or in respect of all of the Properties or other property of the Company during such period, including, without limitation:

(A)

all rents, percentage rents, expense reimbursements and other charges received from tenants and other occupants of the Properties;

(B)

proceeds of rent insurance and business interruption insurance;

(C)

all utility or other deposits owned by and returned to the Company;

(D)

interest, if any, earned on tenants’ security deposits or escrows to the extent unconditionally retained and security deposits to the extent applied pursuant to the provisions of the applicable leases;

(E)

interest, if any, earned and available to the Company on any Reserves or other Company funds, or on any escrow or other funds deposited by the Company with others;

(F)

the amount of any net reduction of Reserves other than to pay Expenses; and

(G)

revenue received by the Company from any other source.

Notwithstanding the foregoing, Receipts shall not include (w) amounts contributed or loaned by the Members pursuant to this Agreement, (x) each tenant’s security deposit and interest thereon, if any, as long as the Company has a contingent legal obligation to return that deposit or such interest thereon and (y) amounts arising from a Major Capital Event.

“Reserves”.  The amounts of reserved cash set forth in an Annual Plan, or otherwise reasonably determined from time to time or at any time by the Executive Committee to be necessary or advisable, or as required by any secured lender to the Company pursuant to any Existing Indebtedness or Financing (“Secured Lender”), for (i) payment of debt service coming due within a reasonable future time with respect to indebtedness of the Company; (ii) management, operation, improvement, maintenance, replacement or preservation of any Property; (iii) payment of taxes, insurance premiums and other reasonably anticipated costs and expenses of the Company; and (iv) increases in working capital and other contingencies.

“Unreturned Capital”. shall consist of so much of a Member’s Capital Contributions that have not been returned to such Member by way of distributions under paragraph 7.4(c)(i)  or Section 10.13.

(b)

Distribution of Net Ordinary Cash Flow.  Net Ordinary Cash Flow shall be distributed on a monthly basis to the Members according to their Percentage Interests.

(c)

Distribution of Net Extraordinary Cash Flow.  Net Extraordinary Cash Flow shall be distributed within 10 days of a Major Capital Event in the following rank and order:

(i)

First, to and among the Members in an amount equal to each Member’s Unreturned Capital, provided, however, if there is insufficient Net Extraordinary Cash Flow available for distribution to pay all Members’ Unreturned Capital, then the amount of such distribution shall be made to and among the Members in accordance with the ratio that the amount of each Member’s Unreturned Capital bears to the aggregate Unreturned Capital of all of the Members; and

(ii)

Second, among the Members according to their Percentage Interests;

Provided, however, that the net proceeds of Financings shall be distributed to the Members in accordance with Sections 7.4(c)(ii) only.

(d)

Incentive Distributions.

(i)

After the aggregate of distributions of Net Ordinary Cash Flow and Net Extraordinary Cash Flow have caused each Member’s internal rate of return as defined herein to equal or exceed 12% Inland shall be entitled to an incentive distribution (the “Incentive Distribution“) equal to 20% (the “Incentive Distribution Percentage”) of all amounts that would otherwise be available for distribution to the Members pursuant to Section 7.4(c).  The calculation of the internal rate of return (“IRR”) shall take into account the amount and timing of all Capital Contributions and distributions made hereunder shall be determined in accordance with EXHIBIT 7-B attached hereto.  For purposes of determining whether the IRR has been met hereunder, if any Member hereafter acquires a Property from the Company in accordance with the terms of this Agreement, or otherwise, any distributions made by the Company to the Members as a result of such transaction, whether in cash or in-kind, shall be deemed to have been a distribution of Net Extraordinary Cash Flow to the Members.

(ii)

The Incentive Distribution shall first be calculated within 10 days after the Company (directly or through its Subsidiaries) has sold all of its Properties, and shall be paid to Inland by the Company out of the next distribution of Net Extraordinary Cash Flow to be paid to Members hereunder within 10 days after the calculation of the Incentive Distribution.  Under no circumstances shall the Incentive Distribution be payable during any period of time in which the Company or any Subsidiary owns any Property.  The Incentive Distribution shall be paid to Inland after distributions to satisfy Company Loans, but before distributions to Members in accordance with their Percentage Interests. In the event that the aggregate amount of the Incentive Distribution to be paid to Inland is greater than the amount of Net Extraordinary Cash Flow which is available to satisfy the Incentive Distribution, each Member shall repay to the Company upon demand on a pro rata basis such portion of the distributions previously made by the Company to such Member as shall be necessary to permit the Company to pay the Incentive Distribution which is due to Inland hereunder. After the payment of the Incentive Distribution, any amounts remaining shall be distributed to the Members in accordance with their Percentage Interests.  By way of example, suppose (i) the Net Extraordinary Proceeds from the sale of the last Property owned by the Company are $200, (ii) there are no Company Loans and no Default Contributions have been made, (iii) the Members’ Unreturned Capital is $70 which will be distributed pursuant to Section 7.4(c)(i), and (iv) after an additional $30 is distributed to the Members under Section 7.4(c)(iv), each Member will have achieved a 12% IRR.  Then, the next $100 would be distributed as follows:  $20 would be distributed to Inland as an Incentive Distribution, and the remaining $80 would be distributed to NYSTRS and to Inland in accordance with their respective Percentage Interests.  See also the illustration in EXHIBIT 7-A.  No amount paid by the Company to Inland as Incentive Distribution is intended to constitute a fee or other remuneration for services.

(iii)

If at the time at which the Incentive Distribution is to be paid to Inland, the aggregate of the Capital Contributions which have been made by Inland and NYSTRS are not 20% and 80% respectively as the result of the contribution by either party of a Default Contribution, the Incentive Distribution Percentage to be paid to Inland hereunder shall be reduced or increased by the change in Inland’s Percentage Interest from 20%.  By way of example, if as a result of a Default Contribution, the Percentage Interest of Inland has been reduced from 20% to 15% (a 25% reduction), then the Incentive Distribution percentage would be reduced by 25%, from 20% to 15%; however, if the Percentage Interest of Inland has been increased from 20% to 25% (a 25% increase), then the Incentive Distribution percentage would be increased by 25%, from 20% to 25%.

(e)

Repayment of Loans.  Prior to the distribution by the Manager of any Net Ordinary Cash Flow, Net Extraordinary Cash Flow or Incentive Distribution to the Members, the Manager shall cause the principal amount and any interest due and owing on any Company Loan made by Members to the Company to be repaid in full.

(f)

Restrictions on Distributions.  Notwithstanding the distributions contemplated by this Section, if the Company has creditors, no distribution may be made if, after giving effect to such distribution, either (i) the Company would be unable to pay its debts as they become due in the usual course of business or (ii) the net assets of the Company would be less than zero.

7.5

Allocation of Income and Losses.  The agreement of the Members concerning the maintenance of capital accounts, allocation of income and loss, and other related tax matters is set forth in EXHIBIT 7-C, attached hereto and made a part hereof.

7.6

Guarantees.  Notwithstanding the terms of any guarantee or other document executed by a Member or the Manager or any of their affiliates (collectively, a “Guarantor”), the Company shall indemnify and hold harmless any Guarantor who is required to provide a guarantee with respect to any third party indebtedness of the Company.  If any Guarantor is required to make any payment with respect to a guarantee of any Company indebtedness, the Company shall reimburse such Guarantor for such payment and all costs and expenses of the Guarantor in connection therewith from the next distribution of Net Ordinary Cash Flow or Net Extraordinary Cash Flow, before making any other distributions to Members pursuant to this Agreement.  In no event shall the Company make a Capital Call or borrow funds from a third party to reimburse the Guarantor.

ARTICLE 8.

Rights, Duties, Liabilities and Restrictions of the Manager

8.1

Manager.

(a)

Generally.  Subject to the terms of this Agreement, the day-to-day business affairs of the Company shall be managed by a manager (the “Manager”), who shall be appointed and, as the case may be, removed and replaced, in accordance with the terms of this Agreement.

(b)

Number.  There shall be one Manager of the Company.

(c)

Election; Removal; Replacement.  The Members do hereby elect IN Retail Manager Texas, L.L.C. as the initial Manager of the Company.  Members holding all of the Percentage Interests shall have the authority at any time and from time to time hereafter to remove, replace and appoint the Manager. The Person appointed as Manager shall serve as Manager unless and until replaced pursuant to this Section 8.1; provided that, without the unanimous consent of the Members, no Person shall serve as Manager unless said Person is (or is an asset manager for, or an Affiliate of) a Member, and any Person that has previously been appointed as Manager shall immediately cease acting as Manager at such time, if any, as said condition is no longer satisfied.  If the Manager (i) breaches this Agreement by taking actions that constitute Major Decisions without the approval of the Executive Committee, (ii) takes any action or omits to take any action on behalf of the Company that constitutes fraud, bad faith, or wanton and willful misconduct, (iii) fails in any material respect to satisfy its duties and obligations set forth herein, and such failure is not cured within 30 days after written notice from the other Member (the “Aggrieved Member“) (or, if said failure is not capable of being cured within said 30 day period, then the Manager shall have commenced said cure within said 30 day period and shall thereafter prosecute said cure diligently to completion), or if Inland shall fail to satisfy its duties and obligations under that certain Operating Agreement dated October 8, 2004 by and between Inland and NYSTRS with respect to IN Retail Fund, L.L.C. (the “2004 Agreement”) which failure continues after the exercise of any applicable cure periods set forth in such 2004 Agreement, then the Aggrieved Member shall have the right by notice to the Manager (the “Replacement Notice“) to designate an asset manager for, or an Affiliate of the Aggrieved Member to replace the Manager and thereafter to serve as Manager, with said replacement to be effective on the thirtieth (30th) day following the furnishing of the Replacement Notice, subject however to the Manager’s rights to dispute said replacement, as provided below in this Section 8.1(c).  If the Manager disputes the basis on which the Replacement Notice is issued by the Aggrieved Member, the Manager shall have the right, to be exercised within thirty (30) days after receiving the Replacement Notice, to submit the matter of whether the Aggrieved Member is entitled to replace the Manager in accordance with this Section 8.1(c) (and no other matter) to the American Arbitration Association in Chicago, Illinois for adjudication pursuant to the Commercial Arbitration Rules utilizing expedited procedures. If the Manager does make such submission within such thirty (30) day period, the Manager shall remain as the Manager unless the arbitrators conclude that the Manager should be replaced by the Aggrieved Member’s designated Affiliate.  The decision of the arbitrators shall be final and may be enforced by the winning party in any court of competent jurisdiction.  All costs of the arbitration and such enforcement shall be borne and promptly paid by the losing party.  The Manager and the Aggrieved Member shall make all submissions to the arbitrators in a timely manner and shall otherwise cooperate to achieve a timely resolution of the dispute. If the arbitrators in the arbitration process set forth above fail to render a decision within one (1) year after the Manager’s submission thereto, the Buy-Sell Option set forth in Section 10.6 shall apply.  Upon the furnishing of an Initiating Notice pursuant to Section 10.6(b), the arbitration process shall be terminated, and no decision shall be rendered.

(d)

Inland hereby agrees that in the event that Inland shall fail to satisfy its duties and obligations pursuant to this Agreement, which failure continues after any applicable cure periods, then NYSTRS shall have the right to remove the manager of IN Retail Fund, L.L.C., pursuant to Section 8.1(c) of the 2004 Agreement.

8.2

Authority of Manager.

(a)

Exclusive Right to Manage.  Subject to the Annual Plan approved by the Executive Committee, and except as otherwise provided herein, (i) the Manager shall have the sole and exclusive right and authority to manage, control and conduct the affairs of the Company, and (ii) the Manager shall make all decisions affecting the affairs and business of the Company and shall carry out the purposes of the Company as set forth herein.

(b)

Power and Authority.  Consistent with the purposes of the Company, the Manager shall have the power and authority, subject to the provisions of this Agreement, to acquire assets; purchase goods and services; sell, exchange, lease, license or otherwise deal in or with any and all assets of the Company; borrow funds to finance the Company’s activities and in connection with such borrowing, mortgage, hypothecate, pledge, lien or otherwise encumber the revenues and assets of the Company; manage or arrange for the management of the Properties, supervise any construction on the Properties, enter into any contract or agreement or amend or cancel the same; invest and reinvest any funds or other assets of the Company, all as incident to or necessary for the operations of the Company.

(c)

Major Decisions.  Notwithstanding any other provisions of this Agreement, the Manager shall not be authorized to take, and shall not take, any of the actions or make any of the decisions that are listed on EXHIBIT 8-A hereto (each a “Major Decision”) without the prior written consent of the Executive Committee.  The Members agree that notwithstanding the requirements of this subsection, if the Company acquires an Equity Interest, the right of the Executive Committee to consent to Major Decisions may be superseded by and shall be governed under the terms and conditions set forth in any agreements related to the ownership by the Company of the Equity Interest.

(d)

Inland Services.  Unless the Executive Committee agrees to the appointment of a third party property management or leasing company in connection with a Property acquisition, the Company shall retain Inland Commercial Property Management, Inc. (the “Property Manager” pursuant to the Management Agreement and the “Leasing Agent” pursuant to the Leasing Agreement) to provide day-to-day decisions and operations as to the management of the Properties, including, but not limited to, services related to the acquisition, operation and leasing of the Properties as described on EXHIBIT 8-B attached hereto and made a part hereof, which services shall be provided to the Company pursuant to the terms of the Management Agreement, attached hereto as EXHIBIT 8-C (the “Management Agreement”) and the Leasing Agreement, attached hereto as EXHIBIT 8-D and made a part hereof (the “Leasing Agreement”, and collectively, with the Management Agreement, the “Property Agreements”). Property Agreements shall be entered into between the Company and the Property Manager and/or Leasing Agent with respect to each of the Properties.  Without the Executive Committee’s approval, the Property Manager may not enter into subcontracts with third party property managers and leasing agents to provide services from time to time under the Property Agreements, with the exception of Inland Southwest Management, LLC and entities that are Affiliates of Inland or within the group of Inland-related companies (collectively, the “Inland Entities”) as determined by the Property Manager.  Except as set forth in Section 13.2 of this Agreement, the Property Manager shall be responsible to compensate such Inland Entities for such services, and no additional costs will be incurred by the Company in connection therewith.  Upon termination of either of the Property Agreements as provided therein, Inland agrees to assist NYSTRS in securing an unaffiliated third party property manager and leasing agent satisfactory to both parties.  Inland acknowledges that NYSTRS, acting alone on behalf of Company, shall have the right to exercise Company’s rights and remedies, at law, in equity, or under the Property Agreements, in the event of a breach of the Property Agreements by the Property Manager or the Leasing Agent.

(e)

Insurance.  The Manager shall cause the Company to carry comprehensive liability, fire, terrorism and earthquake insurance (where applicable), extended coverage, and other appropriate insurance coverage as determined by the Manager, including any insurance coverage required by any lender to the Company, with respect to each Property all in form and substance acceptable to the Members.  The required insurance for the Company and its Subsidiaries shall be set forth in the Annual Plan.

(f)

No Duty to Inquire.  Nothing herein contained shall impose any obligation on any person or firm doing business with the Company to inquire as to whether or not a Manager has exceeded his power and authority in executing any contract, lease, mortgage, security agreement, deed or other instrument on behalf of the Company, and any such third person shall be fully protected in relying upon such authority.

(g)

Tax Elections.  Subject to the prior approval of the Executive Committee, the Manager shall have the right to make (and revoke) any and all tax elections for the Company, including, without limitation, an election to adjust the tax basis of Company assets.

(h)

Proscriptions.  The Manager shall have no authority to expend or use Company money or property other than on the account and for the benefit of the Company or to pledge any of the Company’s credit or property for other than Company purposes.

8.3

Annual Plan.

(a)

Annual Plan.  The Manager shall prepare and submit to the Executive Committee for approval a proposal (a “Proposed Annual Plan“) for the following items (collectively, if and to the extent approved by the Executive Committee in accordance with this Agreement, the “Annual Plan“) for the Company and each Subsidiary on an annual basis: (i) an operating budget (the “Operating Budget“) setting forth the estimated revenues and expenses (including variances and contingencies) of the Company and each Subsidiary for the ensuing Calendar Year; (ii) a capital budget (the “Capital Budget“), which shall include the proposed capital expenditures (including variances and contingencies) relating to each Property and sources of funds in connection therewith, including the projected time for, and amount of, any projected Capital Contributions to be required by the Members during the period covered by such budget; and (iii) a leasing budget and plan (including variances and contingencies) for each Property, and leasing guidelines for each Property which will include minimum and maximum length of lease terms and the minimum permissible “economics” of leases (to be specified as a net present value or another reasonable methodology incorporating factors such as minimum rental rates, brokerage commissions, tenant improvement costs, landlord contribution costs and free rent periods) (the “Leasing Guidelines“).  On or prior to the date on which any Property is acquired by the Company, the Executive Committee shall approve an Annual Plan for such Property which will be for the period from the acquisition date through December 31 of the year of acquisition. The Proposed Annual Plan for each subsequent Calendar Year of the Company shall be prepared by the Manager and submitted for the approval by the Members, such submission to be made not later than November 1 of the year prior to the Calendar Year covered thereby.

(b)

Revisions to Annual Plan for Property.  In connection with the approval process pursuant to Section 6.1(f), the Manager shall submit to the Executive Committee, concurrently with the request for final approval of the Company’s acquisition of any Property, (i) a proposed amendment to the Annual Plan to reflect the Company’s acquisition of the Property, including proposed modifications to the Capital Budget, for the period of through the end of the calendar year in which the Property is acquired, and (ii) a proposed amendment to the Annual Plan to reflect the sources and uses of funds in connection with said acquisition, including an explanation of any Capital Calls and borrowings that will be required in connection with said acquisition (an “Acquisition Budget”).

(c)

Revisions to Annual Plan for Changes in Receipts and Expenses.  If at any time the Manager believes that the Annual Plan requires modification to reflect changes in Receipts or Expenses not reflected in the then-current Annual Plan, the Manager shall propose an amendment of the Annual Plan.  Any amendment or modification proposed by the Manager with respect to the then-applicable Annual Plan shall be subject to approval by the Executive Committee in accordance with the same procedures as are set forth herein for approval of a Proposed Annual Plan. The Manager shall make itself available to answer question concerning the Proposed Annual Plan from the Executive Committee.

(d)

Procedure for Approval.  Within thirty (30) days after receiving a Proposed Annual Plan from the Manager, the Executive Committee Members appointed by the other Member (for purposes of this Section, referred to as the “Other Member”) shall furnish a written response to the Manager, (i) identifying all elements of the Proposed Annual Plan which said Other Member approves, (ii) identifying any elements of the Proposed Annual Plan which the Other Member disapproves, including an explanation of the reasons for said disapproval, and (iii) proposing specific alternatives to the elements that are disapproved.  The Member that is an Affiliate of the Manager (and its representatives on the Executive Committee) shall automatically be deemed to have approved each Proposed Annual Plan, any modifications thereto, and any modification to any Annual Plan that is submitted by the Manager to the Members.  The Members shall cooperate in good faith in an effort to resolve any disagreements regarding a Proposed Annual Plan prior to the commencement of the Calendar Year to which it relates.  If the Members shall consider for adoption a Proposed Annual Plan for any year and shall fail to adopt it in its entirety because one or more of its elements have been disapproved in accordance with this Section 8.3(d), then the Company shall adopt as the Annual Plan for such year such Proposed Annual Plan exclusive of the items as to which there is disagreement.  If all or any elements of a Proposed Annual Plan have not been approved in accordance with this Section 8.3(d) on or before the start of the Calendar Year to which said Proposed Annual Plan relates (said elements being referred to as “Disapproved Elements“), then the Company may, until the disagreement over such element is resolved, as to each Disapproved Element, expend up to 105% of the amount authorized to be expended for said Disapproved Element for the Calendar Year for which an Annual Plan (or the relevant portions thereof) has been approved .

(e)

Nondiscretionary Items.  Notwithstanding anything to the contrary contained herein, expenditures for Nondiscretionary Items shall not be limited by amounts set forth in an Annual Plan.  As employed herein, the term “Nondiscretionary Items” means items that reasonably must be paid by the Company or any Subsidiary to avoid a material adverse effect on the business, operations or value of the assets of the Company, any Subsidiary or any Property (but not capital expenditures made in connection with the renovation or expansion of a Property unless required by law or contractual obligation or made in connection with the repair or restoration of a Property following the occurrence of a casualty or condemnation).  Without limiting the generality of the foregoing, the Members acknowledge and agree that Nondiscretionary Items include the minimum amount of funds needed to (a) pay and perform when due all of the obligations of the Company under any notes, mortgages and other documents to which the Company is or shall be a party or by which it or its assets are bound and which have been entered into in accordance with the terms hereof, (b) pay when due real estate and other taxes affecting the Company assets, utility charges and insurance premiums for the Company assets and the Company, (c) comply with all laws now or hereafter in force which shall be applicable to all or any part of the Company assets and the operation and management thereof (including the making of capital expenditures required for such compliance), (d) following a casualty, condemnation or deed in lieu thereof in respect of a Property or any portion thereof, restore the Property to its condition (or as near thereto as is practicable) immediately prior to such casualty, condemnation or deed in lieu thereof, (e) pay when due the fees or other amounts owing pursuant to any Occupancy Leases or other contracts or agreements duly entered into or approved pursuant to this Agreement or (f) in the case of an emergency involving an immediate threat to persons, property or the continued operations of the Property, take actions to mitigate or eliminate such threat.

(f)

Long-Term Plan Items. In addition to the foregoing, elements of any Proposed Annual Plan that are approved by the Members, the cost of which the Members expected to be incurred over more than one year (and therefore to be included in more than one Annual Plan) shall be deemed approved in advance with respect to future Annual Plans.

8.4

Bank Accounts.

(a)

Bank Accounts.  Except as set forth herein with respect to proceeds from a Major Capital Event, pending any expenditure, distribution or long-term investment, all funds of the Company shall be deposited in a bank account or accounts as shall be designated by the Manager from time to time (collectively, the “Master Account”); including, but not limited to, an account from which the receipts and expenses of the Properties will be managed, a lock-box account through which rents and other receipts will be collected and such other Company accounts as shall be necessary in connection with the operations of the Company and payment of Company operating expenses. Inland and NYSTRS acknowledge that the funds of third parties may be maintained in the Master Account.  All Expenses of the Properties shall be paid from the Master Account, provided, however, that the Manager shall cause any funds in excess of Expenses of the Properties, including, but not limited to, funds designated hereunder as Reserves, to be transferred to a segregated operating account or accounts for the Company (collectively, the “Operating Account”) on a monthly basis.  Upon the receipt by the Company of proceeds from any Major Capital Event, such funds shall be deposited directly into the Company’s Operating Account.  All withdrawals from accounts maintained for or on behalf of the Company shall be made upon the signature of such person or persons as the Manager may designate.

(b)

Indemnification.  Inland agrees to indemnify and hold NYSTRS harmless from any loss incurred by NYSTRS if the Company loses any funds maintained in the Master Account due to the actions, omissions or financial condition (including without limitation the bankruptcy or insolvency) of any Person other than the Company, its subsidiaries or NYSTRS who has (or is asserted in any bankruptcy or insolvency proceedings to have) an ownership interest in such Master Account, excluding; however,  any bankruptcy, insolvency or similar event related to the financial institution at which the Master Account is maintained.

(c)

Requirement for Segregated Accounts.  NYSTRS shall be entitled to require that the Manager and the Property Manager cause all funds of the Company to be deposited in the Operating Account, and not in the Master Account, if at any time hereafter Inland fails to meet 2 of the 3 ratios described on EXHIBIT 8-E attached hereto (the “Ratios”).  The Manager shall cease to deposit funds in the Master Account and cause all funds of the Company then deposited therein to be transferred to the Operating Account within five (5) days after written notice from NYSTRS that Inland has failed to meet such Ratios as reasonably determined by NYSTRS after review of any filing made by Inland with the Securities and Exchange Commission setting forth the financial information required to determine the Ratios (the “Filing”).  In the event that based upon the next Filing made by Inland, Inland’s financial position has changed such that Inland has cured the failure to meet 2 of the 3 Ratios, the Manager and the Property Manager, may, upon written notice from the Manager to NYSTRS (containing a copy of such Filing), again deposit Company funds in the Master Account; provided, however, that the right to cure the failure the meet the Ratios may only be exercised by Inland twice, and upon the third failure to meet the Ratios, all Company funds shall thereafter be deposited solely to the Operating Account, and no deposits of Company funds may thereafter be made in the Master Account.

8.5

Compensation of Manager.  Except as otherwise set forth in this Agreement, during the term of the Company, the Manager shall not be entitled to any fees or other remunerations for its services as Manager of the Company.

8.6

Expenditures by Manager.  The Company shall reimburse the Manager for any costs that may be expended by the Manager on behalf of the Company in accordance with this Agreement made out of funds other than those of the Company.

8.7

Liability of Manager.  The Manager (which for purposes of this Section 8.7 and Section 8.8 shall include his partners, officers, directors, shareholders, members, managers, employees, agents, affiliates and legal representatives) shall not be liable to a Member or the Company for honest mistakes of judgment, or for action or inaction, taken reasonably and in good faith for a purpose that was reasonably believed to be in the best interests of the Company, or for losses due to such mistakes, action or inaction, or for the negligence of any employee, provided that such employee was supervised with reasonable care, or for the negligence, dishonesty or bad faith of any broker or other agent of the Company, provided that such broker or agent was selected, engaged or retained and supervised with reasonable care. The Manager may consult with counsel and accountants in respect of Company affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care.  The Members shall look solely to the assets of the Company for the return of their capital and, if the assets of the Company remaining after payment or discharge of the debts and liabilities of the Company are insufficient to return such capital, they shall have no recourse against the Manager for such purpose.  Notwithstanding any of the foregoing to the contrary, the provisions of this Section shall not be construed to relieve (or attempt to relieve) the Manager for any liability it may have to a Member or the Company for any actions by the Manager, or its agents or employees, which constitute the breach or violation of its obligations under or in connection with this Agreement or any liability by reason of gross negligence, recklessness or intentional wrongdoing or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section to the fullest extent permitted by law.

8.8

Indemnity.

(a)

Company Indemnity.  The Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Member and its Affiliates, including without limitation the Manager (collectively, the “Indemnified Party“) against any losses, claims, cost, expenses, damages, demands or liabilities to which such Indemnified Party may become subject as a result of claims brought by third parties (i.e., any Person that is not an Affiliate of NYSTRS or Inland) in connection with any matter arising out of or incidental to any act performed or omitted to be performed by any such Indemnified Party in connection with this Agreement or the Company’s business or affairs; but only to the extent that such act or omission (i) was not attributable to such Indemnified Party’s fraud, bad faith, willful misconduct or gross negligence and (ii) did not constitute a breach or violation by said Indemnified Party of its obligations under or in connection with this Agreement.  If an Indemnified Party becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Company’s business or affairs, the Company shall make advances to such Indemnified Party for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that such Indemnified Party shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that such Indemnified Party was not entitled to be indemnified by the Company in connection with such action, proceeding or investigation. Any indemnity under this Section 8.8(a) shall be paid solely out of and to the extent of Company assets and shall not be a personal obligation of any Member.

(b)

Release and Member Indemnity. Each Member hereby releases the other Member, the Manager and each of their Affiliates and holds them harmless from and against any and all claims, demands, liabilities, costs, damages, expenses and causes of action of any nature whatsoever arising out of or incidental to any action or omission of the Member or the Manager taken or omitted to be taken reasonably and in good faith and in conformity with the material terms of this Agreement, except to the extent that such actions or omissions arise out of or are incidental to the fraud, bad faith, willful misconduct or gross negligence of such party.  To the extent not released hereby, each Member and the Manager (each such Person being referred to herein as an “Indemnitor”) shall indemnify, defend and hold harmless the Company and each of the other Members and their Affiliates from and against any and all claims, demands, liabilities, costs, damages, expenses and cause of action of any nature whatsoever arising out of or incidental to any act performed by or on behalf the Indemnitor not taken reasonably and in good faith and in conformity with the material terms of this Agreement, or out of or incidental to fraud, bad faith, willful misconduct or gross negligence.  A Member whose Affiliate is serving as the Manager shall be jointly and severally liable with said Affiliate for the performance of the Manager’s obligations as an Indemnitor under this Section 8.8(b).

(c)

Survival. The provisions of this Section 8.8 shall survive for a period of two years from the date of dissolution of the Company, provided that if at the end of such period there are any actions, proceedings or investigations then pending, an Indemnified Party may so notify the Company, the Members and the Manager at such time (unless the Indemnified Party has previously provided notice to the Company, the Members and the Manager of such matter), which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein and the provisions of this Section 8.8 shall survive with respect to each such action, proceeding or investigation (or any related action, proceeding or investigation based upon the same or similar claim) for which the Company had notice until such date that such action, proceeding or investigation is finally resolved, and the obligations of the Company under this Section 8.8 shall be satisfied solely out of Company assets.

(d)

Expenses.  To the extent that a Manager, Member, officer, employee or agent of the Company has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in paragraph (a) or (b), above, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by the person in connection therewith.

(e)

Determination.  Any indemnification under paragraphs (a) and (b), above (unless ordered by a court), shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the manager, member officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in either paragraph (a) or (b), above.  The determination shall be made by the Executive Committee, excluding any member of the Executive Committee appointed by a Member who (or whose Affiliate) is a party to the action, suit or proceeding.

(f)

Payment in Advance.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding, as authorized by the Manager or Members in the specific case, as provided in paragraph (d), above, upon receipt of an undertaking by or on behalf of the manager, member, officer, employee or agent to repay that amount, unless it shall ultimately be determined that the person is entitled to be indemnified by the Company as authorized in this Section 8.8.

(g)

Indemnification Not Exclusive.  The indemnification provided by this Section 8.7 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Company’s Certificate of Formation, or any agreement, vote of members or disinterested managers, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, manager, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

(h)

Insurance.  The Company may purchase and maintain insurance on behalf of any person who is or was a manager, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, manager, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any capacity, or arising out of the person’s status as such, whether or not the Company would have the power to indemnify the person against the liability under the provisions of this Section 8.8.

(i)

Report to Members.  If the Company has paid indemnity or has advanced expenses to a manager, member, officer, employee or agent, the Company shall promptly report the indemnification or advance in writing to the Members.

(j)

Definitions.  For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a manager, officer, employee or agent of the Company that imposes duties on, or involves services by the manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.  A person who acted in good faith and in a manner the person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 8.8.

8.9

Tax Matters Member.  Inland shall be the Company’s “Tax Matters Partner” as defined in Code Section 6231(a)(7) (the “TMP”).  The TMP shall have the right to resign by giving 30 days written notice to the Members.  Upon the resignation of the TMP, a successor TMP shall be selected by the Members.  The TMP shall employ experienced tax counsel to represent the Company in connection with any audit or investigation of the Company by the Internal Revenue Service (the “Service”) and in connection with all subsequent administrative and judicial proceedings arising out of such audit.  The Company shall not be obligated to pay any fees or other compensation to the TMP in its capacity as such; provided, however, that all reasonable expenses incurred by the TMP in serving as the TMP shall be a Company expenses and the TMP shall be reimbursed by the Company in connection therewith.  Notwithstanding the foregoing, it shall be the responsibility of the Manager and of each Member, at their expense, to employ tax counsel to represent their respective separate interests.  If the TMP is required by law or regulation to incur fees and expenses in connection with tax matters not affecting each of the Members, then the TMP may, in its sole discretion, seek reimbursement from or charge such fees and expenses to the Capital Accounts of those Members on whose behalf such fees and expenses were incurred.  The TMP shall keep the Members informed of all administrative and judicial proceedings, as required by Code Section 6223(g), and shall furnish to each Member a copy of each notice or other material communication received by the TMP from the Service, and each notice or other communication sent by the TMP to the Service, except such notices or communications as are sent directly to such Member by the Service.  The relationship of the TMP to the Members is that of a fiduciary, and the TMP has a fiduciary obligation to perform its duties as TMP in such manner as will serve the best interests of the Company and all of the Members.  Notwithstanding the foregoing, the TMP shall not take any position or action with the Service without prior approval from the Members, including but not limited to any decision:

(a)

to enter into a settlement agreement which purports to bind Members other than the TMP;

(b)

to file a petition contemplated in Section 6226(a) or 6228(a) of the Code;

(c)

to file any request contemplated in Section 6227(b) of the Code;

(d)

to enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

To the fullest extent permitted by law, the Company agrees to indemnify the TMP and its agents and save and hold them harmless, from and in respect of (i) all reasonable fees, costs and expenses in connection with or resulting from any claim, action or demand against the TMP, the Manager or the Company that arise out of or in any way relate to the TMP’s status as TMP for the Company, and (ii) all such claims, actions and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action or demand; provided that this indemnity shall not extend to conduct by the TMP adjudged (i) not to have been undertaken reasonably and in good faith to promote the best interests of the Company in accordance with this Agreement or (ii) to have constituted gross negligence, recklessness, intentional wrongdoing or breach or violation of this Agreement by the TMP.

ARTICLE 9.

Membership

9.1

Rights and Obligations of the Members.  Except as otherwise provided in this Agreement to the contrary, the Members shall take no part in the control or management of the affairs of the Company, nor shall a Member have any authority to act for or on behalf of the Company or to sign for or bind the Company.

9.2

Approval of Members.  Whenever any vote or consent of the Members shall be required pursuant to this Agreement, such vote or consent shall require the unanimous agreement of all of the Members.

9.3

Executive Committee.

(a)

Executive Committee.  When and to the extent that the Members are required to vote or consent or otherwise take any action hereunder, including, but not limited to, the approval of any Major Decisions, such vote, consent or action on the part of the Members shall be taken on behalf of the Members by the Executive Committee (the “Executive Committee”), except for the approval of the acquisition by the Company of any Property, which acquisition must be approved by the Members in accordance with the procedure described in Section 6.1.

(b)

Number.  There shall be four (4) members of the Executive Committee.

(c)

Election; Removal; Replacement.  Inland does hereby elect Mark Zalatoris and Scott Carr to act on behalf of Inland on the Executive Committee (individually, an “Inland Executive Committee Member”, and collectively, the “Inland Executive Committee Members”) with David Kayner designated as an alternate with the right to attend and vote at any meeting of the Executive Committee not attended by either or both of the other two Inland Executive Committee Members.  Notwithstanding anything to the contrary contained herein, Inland shall have the authority at any time and from time to time to remove and replace any Inland Executive Committee Member (and any successor thereto). NYSTRS does hereby elect Brian Lantz and Mark Bratt to act on behalf of NYSTRS on the Executive Committee (individually, an “NYSTRS Executive Committee Member”, and collectively, the “NYSTRS Executive Committee Members”) with Jay Raghavan designated as an alternate with the right to attend and vote at any meeting of the Executive Committee not attended by either or both of the other two NYSTRS Executive Committee Members.  Notwithstanding anything to the contrary contained herein, NYSTRS shall have the authority at any time and from time to time to remove and replace any NYSTRS Executive Committee Member (and any successor thereto).  If any Executive Committee Member is not available to attend and vote at any meeting of the Executive Committee, then the alternate Executive Committee Member named by such Member shall be entitled to act as an Executive Committee Member after notice from the Member whose alternate will be attending and voting to the other Member.  The Executive Committee Members, the Manager and the other Member shall be entitled to act in reliance upon the votes cast or the consents given by any alternate Executive Committee Member.

(d)

Decisions.  Whenever the Executive Committee shall be required to take any action, make any decision or exercise any discretion, the action, decision or exercise of discretion shall require the concurrence of all of the persons appointed to the Executive Committee.  Whenever the Inland Executive Committee Members or the NYSTRS Executive Committee Members, as the case shall be, shall be required to take any action, make any decision or exercise any discretion on behalf of the Member which such Executive Committee Members represent, such action, decision or exercise of discretion by the Inland Executive Committee Members or the NYSTRS Executive Committee Members, as the case may be, shall require the concurrence of all of the persons appointed as the Inland Executive Committee Members or the NYSTRS Executive Committee Members.

(e)

Meetings of the Executive Committee Members.  Regular meetings of the Executive Committee Members may be held on a monthly or other basis as agreed to by the Executive Committee Members from time to time.  Special meetings of the Executive Committee may be called for any purpose at any time by any Executive Committee Member.  Meetings shall be held at the principal office of the Company or such other place as may be designated by the Executive Committee Members. Any actions required or permitted to be taken at a meeting of the Executive Committee may be taken without a meeting upon the unanimous written consent of the Executive Committee Members. Executive Committee Members may participate and act at any meeting through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

(f)

Officers of the Company.  The Executive Committee may from time to time appoint one or more persons to serve as officers of the Company, in such capacities and with such delegated rights and powers as the Executive Committee may unanimously approve; provided, however, that no such officer shall have any different or greater rights and powers than the Manager has under this Agreement.  Officers appointed by the Executive Committee shall be entitled to be indemnified by the Company in accordance with Section 8.8.

(g)

Continuation of Business.  Upon the recommendation of the Manager, the Executive Committee shall approve all actions necessary (1) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged and (2) for the accomplishment of the Company’s purposes.

(h)

Time.  The Executive Committee Members shall devote to the Company such time as may be necessary for the proper performance of all of their duties under this Agreement, but the Executive Committee Members shall not be required to devote full time to the performance of such duties and may have other business interests or engage in other business activities.  Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Executive Committee Members.  The Executive Committee Members shall not incur any liability to the Company or to any Member as a result of engaging in any other business or venture.

(i)

Restrictions on Authority of the Executive Committee.  Without the consent of all Members, the Executive Committee shall have no authority to:

(A)

do any act in contravention of this Agreement or the Act;

(B)

possess property, or assign rights in specific Company property, for other than a Company purpose; or

(C)

knowingly perform any act that would subject any Member to liability for the obligations of the Company in any jurisdiction.

(j)

Liability of Executive Committee Members.  The Executive Committee Members shall not be liable to the Company or to any Member for any losses sustained or liabilities incurred as a result of any act or omission of the Executive Committee if the act or omission did not constitute fraud, bad faith, gross negligence, or willful or wanton misconduct.  For purposes of this Agreement, any act or omission, if done or omitted to be done in reliance, in whole or in part, upon the advice of independent legal counsel or independent certified public accountants unanimously selected by the Executive Committee, will be presumed to have been done or omitted to be done in good faith and not to constitute fraud, bad faith, gross negligence or willful or wanton misconduct.

(k)

Compensation.  The Executive Committee Members shall not be entitled to compensation for their services as a member of the Executive Committee.

9.4

Liability.  No Member shall be personally liable for any of the debts of the Company or any of the losses thereof beyond the amount contributed or required to be contributed by it to the Company under this Agreement and as otherwise specified in the Act.

9.5

Expenses of Members.  The Company shall reimburse the Members for any costs that may be expended by them on behalf of the Company in accordance with this Agreement made out of funds other than those of the Company.

ARTICLE 10.

Admission of Additional Members; Assignment Provisions

10.1

Additional Members and Membership Interests.  No additional Members may be admitted to the Company, other than any Transferee of the Interests in the Company currently owned by NYSTRS or Inland, as the case may be, as and to the extent permitted under this Agreement.  No additional membership interests in the Company may be issued.

10.2

General Provisions.  The following rules shall apply to transfers of Company interests and the admission of additional persons to the Company:

(a)

Definitions.  The following terms shall have the following meaning:

“Interest”.  The interest of each Member in the Company attributable to its status as a Member of the Company, including the right of such Member to any and all Distributions and other benefits (including management and voting rights) to which such Member may be entitled as provided in this Agreement and under applicable law, subject to all liabilities and obligations of such Member as provided in this Agreement and under applicable law.

“Transfer”.  As a noun, the transfer, sale, assignment, conveyance, gift, mortgage, pledge, hypothecation, charge or other encumbrance of a Member’s Interest (or, as the context may require, a direct or indirect interest in any Member), in whole or in part, whether voluntarily or by operation of law, or the entry by a Member into any agreement or contract to do so (that is not conditioned on any approval or other conditions required hereunder), or the consent by or permission of a Member to any of the foregoing with respect to such Member’s Interest (or a direct or indirect interest in such Member), or the sufferance by a Member of any third person to do any of the foregoing; and as a verb, to take any of the preceding actions; provided that:

(A)

In the case of NYSTRS, no Transfer shall be deemed to have occurred by reason of any change from time to time in the beneficiaries of NYSTRS or any merger or reorganization of NYSTRS with or into any other New York State-sponsored pension plan or retirement plan;

(B)

In the case of Inland, notwithstanding any other provision of this Agreement to the contrary, no Transfer shall be deemed to have occurred by reason of (A) any merger or reorganization of Inland with or into Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc. or Inland American Real Estate Trust, Inc., regardless of whether Inland is the survivor, (B) any merger or reorganization of Inland with or into any other entity, provided that either (i) Inland is the survivor, or, (ii) if Inland is not the survivor in a merger with any other entity, two or more of the key executives named in Section 10.7 continue to be involved in the operation of the Company in substantially similar capacities and the net worth of the surviving entity is equal to or greater than the net worth of Inland on or prior to the date of merger, or (C) any transfer by any owner of any securities issued by any Member or any direct or indirect owner of any Member pursuant to a transaction occurring in the ordinary course of trading of publicly traded securities, if the securities were issued pursuant to a registration statement that has been filed with and declared effective by the United States Securities and Exchange Commission, subject only to any required consent of the mortgage or beneficiary under any deed of trust of any property of the Company; provided, however, no Change of Control shall have occurred in connection with any of the foregoing.

“Change of Control”.  Shall mean that a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the membership interests of Inland as of the date hereof) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d3 under the Exchange Act) of securities of Inland representing more than twenty percent (20%) of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the management committee or board of managers of Inland, or shall otherwise have the right to direct the management of Inland.

“Transfer Affiliate”.  With respect to each Member, any Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with, such Member; or any person in which such Member has a direct, or indirect through one or more intermediaries, controlling interest as a partner, member, manager, principal, shareholder, beneficiary or otherwise as an owner.

(b)

Restrictions on Transfer.  Except as expressly permitted in Sections 10.2(e) and (f), no Member shall Transfer, or cause or permit the Transfer of, all or any portion of its Interest or any interest therein, without obtaining the prior written consent of the other Member.  Such consent may be given or withheld in the sole and absolute discretion of any Member, whether reasonable or unreasonable under the circumstances.  Any Transfer, or purported Transfer, of all or any part of an Interest made in violation of the provisions of this Article 10 shall be void and of no force or effect against the Company, the other Member, any creditor of the Company or any claimant against the Company.  If a Member consents to a Transfer of the Interest of another Member or if a Member effects a Transfer of its Interest permitted under this Article 10, then the giving of any such consent or the making of such permitted Transfer in any one or more instances shall not limit or waive the requirement for such consent or the application of the provisions of this Article 10 to any other or subsequent Transfer of such Member’s Interest.

(c)

Condition to All Transfers.  It shall be a condition to any Transfer that any required consent to such Transfer by any Secured Lender or pursuant to the terms and conditions set forth in any agreements related to the ownership by the Company of the Equity Interest shall have been obtained.  It shall also be a condition to the effectiveness of any Transfer of all or part of the Interest of a Member to a Person other than a Member, including Transfers otherwise permitted by Section 10.2(e) or (f), and a condition to the purported transferee of such Transfer being admitted as a Member of the Company or otherwise being entitled to any benefits or rights under this Agreement or otherwise associated with such Interest, that:

(i)

except in the case of a Transfer of ownership interests in a Member permitted by Section 10.2(e), (a) the transferee shall execute and deliver to the other Member a written agreement reasonably satisfactory to the other Member accepting and adopting the terms of this Agreement and unconditionally assuming and agreeing to be bound by all obligations, conditions and covenants of the transferring Member hereunder with respect to the Interest transferred (whether in existence at the time of such Transfer or accruing thereafter), and (b) any guarantor of the obligations of the transferor under this Agreement shall execute a written guaranty of the obligations of the transferee hereunder, to the same extent and on the same terms as such guaranty of the transferor’s obligations;

(ii)

except in the case of a Transfer of ownership interests in a Member permitted by Section 10.2(e), the other Member shall have received such evidence (including opinions of counsel) of the due authorization, execution and delivery of instruments by, and the validity and enforceability of such instruments against, such transferee as the other Member shall reasonably request; and

(iii)

the other Member, at its option, shall have received an opinion of counsel reasonably acceptable to the other Member that (a) such Transfer shall not violate any federal or applicable state securities law or cause the Company to fail to qualify for an exemption from registration under the federal and any applicable state securities laws, and (b) such Transfer will not result in the imposition of fiduciary responsibility on the Company, any Member or any Affiliate of any Member under the Employee Retirement Income and Security Act of 1974, as amended from time to time (“ERISA”).

(d)

Indirect Transfers.  If an Interest is at any time held by a Member that is a partnership, corporation, limited liability company, trust or other person, any Transfer of a direct or indirect ownership interest in such Member shall be deemed a Transfer of the Interest of such Member and subject to the provisions of Section 10.2, except as expressly provided in Section 10.2(e) or (f) or in the definition of “Transfer.”

(e)

Certain Permitted Transfers.  Notwithstanding the provisions of Sections 10.2(b) and (d), but subject to the limitations of Section 10.2(c), any Person who is a stockholder, partner, member or other direct or indirect owner of any Member may, from time to time, Transfer all or a portion of such Person’s direct or indirect interest in such Member to any Person, provided that (a) any required consent of the mortgagee or beneficiary under any mortgage or deed of trust of any of the property of the Company has been received, (b)

any consent required in connection with the transfer of any Equity Interest has been received; (c) either (i) the assignee of such interest satisfies the provisions set forth in Section 10.2(g) or (ii) the Members receive other evidence satisfactory to each of them that the proposed Transfer shall not result in adverse consequences to such Member or the Company relating to ERISA, and (d) after giving effect to such Transfer, such Member would come within the definition of a “Transfer Affiliate” as applied to such Member as constituted on the date of this Agreement.

(f)

Transfers to Transfer Affiliates.  Subject to the limitations of Section 10.2(c), each Member shall have the right, at any time or from time to time, without the consent of the Manager or any other Member, to sell or assign all or any portion of its Interest to a Transfer Affiliate of such Member.  In the event of any such transfer, the transferee shall assume all obligations of the transferor attributable to the Interest transferred, in accordance with Section 10.2(c), provided that the transferor shall not thereby be released and shall continue to be jointly and severally liable with such transferee for all such obligations.  Furthermore, any transferee of all or any portion of the Interest of a Member shall have the right, pursuant to this Section 10.2(f), to assign all or any portion of its Interest to such Member or any Transfer Affiliate of such Member, except that if a Member has assigned its entire Interest, any further assignment of all or any portion of such Interest shall be subject to the provisions of this Article 10.  If a Member shall transfer less than its entire Interest to a Transfer Affiliate, references to such Member in this Agreement shall refer to such Member and its Transfer Affiliate collectively, and such transferor Member shall be authorized to act on behalf of such Transfer Affiliate for all purposes under this Agreement.

(g)

ERISA Provisions.  A purchaser or assignee referred to in Section 10.2(b) shall satisfy the provisions of this Section 10.2(g) if (a) such Person is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (b) the assets of such Person do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3101, and (c) such Person is not a “governmental plan” within the meaning of Section 3(32) of ERISA.  Each Member hereby agrees to indemnify, defend and hold the other Member harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in such other Member’s sole discretion) that such other Member may incur, directly or indirectly, as a result of a Transfer of a direct or indirect interest in such Member to any Person not satisfying the provisions of this Section 10.2(g).

(h)

Binding Effect.  Any person acquiring or claiming an interest in the Company, in any manner whatsoever, shall be subject to and bound by all terms, conditions and obligations hereof to which its predecessor in interest, if any, was subject or bound, without regard to whether such person has executed a counterpart hereof or any other document contemplated hereby.  No person, including the legal representatives, heirs or legatees of a deceased Member, shall have any rights or obligations greater than those set forth herein and no person shall acquire an interest in the Company or become a Member except as permitted hereby.

(i)

Actions Prior to Acceptance of Assignment.  The Company and the Manager shall be entitled to treat the assignor of the assigned interest as the absolute owner thereof in all respects and shall incur no liability for distributions made in good faith to such assignor prior to such time as the documents specified in paragraph (a), above, have been delivered to and accepted by the Manager.

(j)

Costs.  The costs incurred by the Company in processing an assignment (including attorney’s fees) shall be borne by the assignee, and shall be payable prior to and as a condition of admission to the Company.

10.3

Transfers by the Manager Prohibited.  The Manager’s interest in the Company is that of an agent of the Company and is not susceptible of being sold, assigned, pledged, mortgaged or otherwise disposed of or transferred.

10.4

Transfers by Members.

(a)

Continuation of Company Upon Certain Events.  The death, disability, court declaration of incompetence, bankruptcy, dissolution, liquidation or other dissociation of a Member shall not dissolve the Company, but it shall be continued with the successor or legal representative of the Member; such successor or legal representative shall, to the extent of the interest acquired, be entitled only to the predecessor Member’s rights, if any, in the capital, profits and losses and distributions of the Company, and no such person shall have any right to participate in the management of the affairs of the Company or vote on any Company matter without the written consent of the Members.

(b)

Restrictions of Transfer.  In addition to the general restrictions set forth herein, no Member shall sell, exchange, pledge, mortgage, hypothecate or otherwise transfer or encumber its interest in the Company without the prior written consent of the Members. Any such transfer or encumbrance shall be void from inception and of no force or effect whatsoever.

10.5

Option to Sell Interests or Properties.

(a)

Option to Sell.  At any time after the second anniversary of the acquisition of any Property (collectively, the “Investment Period”), any Member can seek to obtain a bona fide offer to sell to a third party for cash either (a) all (but not less than all) of its interest in the Company, or (b) one or more Properties owned by the Company; provided that the Property to be sold has been held for two years (the “Offered Interest”).  No Property that is held by the Company through an Equity Interest may be sold hereunder unless the Equity Interest which the Member seeks to sell is transferable by the Company.  Prior to obtaining such offer, the Member that desires to sell the Offered Interest (the “Selling Member”) shall furnish the Manager and the other Member (the “Other Member”) with notice setting forth the cash price (subject to adjustment as set forth in Section 10.11(i)) and any other material economic terms at which the Selling Member will agree to sell the Offered Interest (the “Offer Notice”).  The provisions of this Section shall not apply to a transfer described in Section 10.2(e) or (f), above.  If the Offered Interest consists of more than one Property, the Selling Member shall submit a separate Offer Notice with respect to each such Property, and the procedures of this Section 10.5 shall apply separately and independently with respect to each Offer Notice (so that, for example, the Other Member may deliver a separate Response Notice with respect to each Property), and the term Offered Interest shall refer separately to each Property, rather than to such Properties collectively.  Under no circumstances shall any Member have the right to Transfer its Interest in the Company, pursuant to this Section 10.5, to any “Prohibited Transferee.”  As employed herein, the term Prohibited Transferee shall mean:

(x)

with respect to NYSTRS, Donahue Schriber or Edens & Avant; and

(y)

with respect to Inland, transferees who are not operators of retail properties with an equity capitalization of at least $750,000,000.

(b)

Response Notice.  The Other Member shall have the right and option (the “Option”) to purchase all (but not less than all) of the Offered Interest at the purchase price set forth in the Offer Notice (subject to adjustment as set forth in Section 10.11(i)), said Option being exercised by notice from the Other Member to the Selling Member and the Manager (the “Response Notice”) on or before the 30th day after the Other Member’s receipt of the Offer Notice.  The Response Notice shall be accompanied by written evidence of the deposit by the Other Member with a third-party escrow agent selected by the Other Member (the “Escrow Agent”) in an amount equal to the lesser of 5% of the cash price set forth in the Offer Notice or $1,000,000, as the case may be.

(c)

Closing.  If the Other Member elects to exercise its Option to acquire the entire Offered Interest, the Selling Member shall sell and assign the Offered Interest or shall consent to the Company’s sale of the Offered Interest, as the case may be, to the Other Member, which sale and assignment shall be closed at the Company’s principal office or such other location as the Members may mutually agree, at any time on or before the 60th day following the Other Member’s receipt of the Offer Notice or on such later date as the Members may agree.  At the closing, payment of the purchase price for the interests in the Company or the Selling Properties, as the case may be, purchased pursuant to the exercise of any rights or option arising under this Section shall be paid in full by wire transfer of immediately available funds.

(d)

Rejection of Option.  If the Selling Member wishes to sell its interest in the Company and the Other Member does not agree to purchase all of the Offered Interest, the Option provided to the Other Member in this Section shall be deemed to have lapsed and expired.   If the Selling Member desires to sell more than one Property, and the Other Member does not agree to purchase one or more of the Properties as set forth in the Response Notice delivered hereunder by the Other Member, the Option provided to the Other Member in this Section shall be deemed to have lapsed and expired as to the Property which the Other Member has not agreed to purchase.  If the Other Member fails to deliver a Response Notice required hereunder, such failure shall mean that the Other Member does not agree to the purchase described herein, and the Option provided to the Other Member shall be deemed to have lapsed and expired.  Thereupon, the Selling Member shall be entitled to sell and assign the its interest in the Company or the Property or Properties which the Other Member did not agree to purchase for an all-cash purchase price, to any bona fide third party and in connection therewith shall have the right to engage brokers, attorneys and other consultants not Affiliated with the Selling Member on behalf of the Company, on terms acceptable to the Selling Member; provided, however, such sale or assignment (i) is consummated for a purchase price which is not less than 100% of the price set forth in the Offer Notice and upon other economic terms that are not more favorable to the buyer than those set forth in the Offer Notice, and (ii) is closed within 12 months of the date the Offer was originally received by the Selling Member.  In the event that the Offered Interest is not transferred in accordance with the terms and conditions set forth herein, the Option shall be reinstated, and the Offer Notice shall again be required to be given to the Other Member as set forth herein.  In the event of a sale of one or more of the Properties owned by the Company, the purchase price shall be distributed by the Company to the Members as provided in Section 7.4(c) and, if applicable, Section 7.4(d), above.

(e)

Two-year Holding Period Requirement.  Except to the extent provided in Section 10.7, and notwithstanding anything to the contrary contained in this Section 10.5, no Member can seek to sell all of its interest in the Company (as opposed to an interest in one or more of the Properties) if there are any Properties owned by the Company which have been held for less than two years.

10.6

Option to Buy Interests or Properties.

(a)

Buy-Sell Notice.  At any time after the Investment Period, any Member (the “Initiating Member”) may give written notice (the “Buy-Sell Notice”) to the other Member (the “Responding Member”) stating the Initiating Member’s determination of either (i) the value of the Company (the “Company Value”) or the value of one or more Properties of the Company (the “Selling Properties”) that the Initiating Member desires that the Company sell (the “Property Value”).  No Property that is held by the Company through an Equity Interest may be sold hereunder unless the Equity Interest which the Member seeks to sell is transferable by the Company.  In the case of the Property Value, the Property Value shall be the gross fair market value of the Property or Properties.  In the case of the Company Value, the Company Value shall be the gross fair market value of all of the Properties and other tangible Company assets.  The Buy-Sell Notice shall state that the Initiating Member is willing to (a) in the case of the interests in the Company, buy all of the Responding Member’s interests in the Company or (b) in the case of the Selling Properties, purchase from the Company the Selling Properties for the Property Value (subject to adjustment as set forth in Section 10.11(i)). If the Buy-Sell Notice would relate to the purchase of more than one Property, the Selling Member shall submit separate Buy-Sell Notices with respect to each such Property, and the procedures of this Section 10.6 shall apply separately and independently with respect to each Offer Notice (so that, for example, the Other Member may deliver a separate Response Notice with respect to each Property), and the term Selling Properties shall refer separately to each Property, rather than to such Properties collectively.

(b)

Response Notice.  On or before the 60th day after the receipt by the Responding Member of the Buy-Sell Notice, the Responding Member may give written notice (the “Response Notice”) either (i) accepting the Initiating Member’s offer to purchase all of the Responding Member’s interests in the Company or purchase the Selling Properties for the Property Value, as the case may be, or (ii) agreeing to purchase all of the Initiating Member’s interests in the Company or purchase the Selling Properties for the Property Value, as the case may be, in either case subject to adjustment as set forth in Section 10.11(i).  If the Response Notice provides that the Responding Member is agreeing to purchase all of the Initiating Member’s interests in the Company or the Selling Properties, the Response Notice shall be accompanied by the tender to a third-party escrow agent selected by the Initiating Member (the “Escrow Agent”) in an amount equal to the lesser of 5% of (i) the Company Value or the Property Value, or (ii) $1,000,000, as the case may be (the “Buy-Sell Deposit”).  If the Response Notice accepts the Initiating Member’s offer to purchase, then within five (5) business days after its receipt of the Response Notice, the Initiating Member shall tender to the Escrow Agent an amount equal to the Buy-Sell Deposit with respect to the Selling Property or the selling Member’s Interest, as the case may be.  If the Responding Member fails to deposit the Buy-Sell Deposit as and when required pursuant to this paragraph (b), the Response Notice shall be deemed defective, with the same consequences as through the Response Notice had not been delivered.  If the Initiating Member fails to deposit the Buy-Sell Deposit as and when required pursuant to this paragraph (b), and such failure is not cured within 5 business days after written notice from the other Member, the Initiating Member shall be in default of this Agreement, and shall be deemed to be a “Defaulted Member,” with the consequences set forth in Section 10.11(k) below.

(c)

Purchase Price.  Upon the sale of any Member’s interest in the Company pursuant to this Section or the sale of the Selling Properties for the Property Value, the buying Member shall pay to the selling Member cash in the amount that the selling Member would have received had the Company received the Company Value or the Property Value, as the case may be, and the same was distributed by the Company to the Members as provided in Section 7.4(c) and, if applicable, Section 7.4 (d) above.  The Company Value or the Property Value, as the case may be, shall be adjusted for any outstanding indebtedness, and any transaction costs, expenses and prorations in accordance with Section 10.11.

(d)

Failure to Respond.  If the Responding Member does not deliver the Response Notice to the Initiating Member as set forth herein, then the Responding Member shall be deemed to have accepted the offer of the Initiating Member to purchase all of the Responding Member’s interests in the Company or purchase the Selling Properties for the Property Value, as the case may be.

(e)

Closing.  The closing of any purchase made under this Section shall be held at the principal place of business of the Company or such other location as the Members may mutually agree, on a date designated by the Member who is purchasing the interests in the Company, but in no event later than 30 days after the date when all existing options to purchase have been exercised or have expired.  At the closing, payment of the purchase price for the interests in the Company or the Selling Properties, as the case may be, purchased pursuant to the exercise of any rights or option arising under this Section shall be paid in full by wire transfer of immediately available funds.

(f)

Two-year Holding Period Requirement.  Except to the extent provided in Section 10.7, and notwithstanding anything to the contrary contained in this Section 10.6, no Member can seek to sell all of its interest in the Company (as opposed to an interest in one or more of the Properties) if there are any Properties owned by the Company which have been held for less than two years.

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LP  896719.4 \ 33618-64246

10.7

Early Exercise of Sale Procedures.

(a)

Events Triggering Sale of Interests or Properties.  Upon the occurrence of any of the events described in Section 10.7(b) (a “Buy-Out Event”), the provisions of Section 10.5 and 10.6 may be exercised at any time from and after the date of this Agreement by the Members as follows:

(i)

Upon the occurrence of a Buy-Out Event described in Section 10.7(b)(i), the procedures described in Sections 10.5 or 10.6 may be initiated by any Member; and

(ii)

Upon the occurrence of a Buy-Out Event described in Section 10.7(b)(ii) through and including (xiv), the procedures described in Sections 10.5 or 10.6 may only be initiated by the Member who has not given rise to the Buy-Out Event.

(b)

Buy-Out Events.  For purposes of this Agreement, each of the following shall be considered a “Buy-Out Event”:

(i)

The Executive Committee is unable to reach unanimous agreement as to a Major Decision, and such impasse is not resolved by unanimous vote of the Members, acting individually, and not through the Executive Committee, within a 60-day period.

(ii)

A Member becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or the Member applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Member, or makes a general assignment for the benefit of creditors; or in the absence of such an application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Member or for a substantial part of the property of the Member, and is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the  Member, and, if instituted against the Member, is consented to or acquiesced in by the Member or remains for thirty (30) days undismissed; or any warrant or attachment or similar legal process is issued against any Member or any substantial part of its property which is not released within thirty (30) days of service.

(iii)

The failure of a Member (or, if said Member has an Affiliate serving as the Manager of the Company, the failure of said Member’s Affiliate) to perform any material term, condition or obligations under this Agreement or any other agreement governing the Company or its interest in any Property, and such failure continues beyond any applicable notice and/or cure period, or if none is provided, if such failure is not cured within 30 days after written notice specifying such failure from the other Member, which cure period shall be extended for such longer period as is necessary if the default is by its nature not capable of being cured within 30 days and the notified Member (or its Affiliate) has promptly commenced and is diligently proceeding to cure such failure.

(iv)

Any attempted sale, transfer or assignment or hypothecation of any Member’s interest in the Company, or any part thereof, that is not permitted in accordance with the terms of this Agreement, including, but not limited to, a Transfer hereunder which is not permitted under Section 10.2 or Section 10.5 hereof.

(v)

Upon any termination, dissolution or liquidation of any Member.

(vi)

The entry of any final judgment or decree of a court or governmental agency having proper jurisdiction, declaring any Member guilty of a felony involving moral turpitude, fraud or wrongdoing in connection with any business activity.

(vii)

Misapplication by any Member or any affiliate or subsidiary thereof of any funds of the Company or any affiliate or subsidiary of the Company, which funds are not properly reapplied within 15 days after written notice thereof from the Company.

(viii)

Fraud or intentional misrepresentation by any Member or any affiliate or subsidiary thereof of a material fact to another Member or any affiliate or subsidiary of such other Member, whether or not with respect to the business or affairs of the Company, which affects the business, operations, assets or reputation of the Company.

(ix)

Willful or intentional misconduct by the Member or any affiliate or subsidiary thereof with respect to the business, operations or assets of the Company.

(x)

An attempt by the Member to partition the property of the Company in violation of this Agreement.

(xi)

An attempt by the Member to withdraw from the Company in violation of this Agreement.

(xii)

A failure by a Member to contribute capital to the Company which such Member has agreed to contribute pursuant to Section 5.2 of this Agreement.

(xiii)

If two or more of Mark Zalatoris, Scott Carr, Bill Anderson or Brett Brown cease to be full-time employees of Inland at any time within the Acquisition Period, and such persons are not replaced by Inland with executives with similar experience within 120 day of the cessation of their employment subject to the approval of NYSTRS in its sole discretion.

(xiv)

The termination of the REIT Agreement described in Section 13.5 hereof.

10.8

Inland Stock as Consideration.  In the event that Inland is the acquirer of any Property or NYSTRS Interests pursuant to the exercise of the procedures described in Sections 10.5 or 10.6, NYSTRS, at its sole option, may elect to require that some or all of the cash consideration that would otherwise be due to NYSTRS be paid in the common stock of Inland (the “Stock”); provided, however, that the portion of the consideration to be paid in Stock shall be no more than 8.5% of the aggregate equity capitalization of Inland for the Calendar Year ended immediately prior to the issuance of the Stock.  The Stock shall be issued at a price based upon the trailing 30 calendar day average price as of the date of issuance, less a 2.5% discount with respect to the typical costs which would otherwise have been incurred by Inland in connection with the offering of the Stock, and shall be subject to the terms of a lock-up agreement between Inland and NYSTRS pursuant to which NYSTRS shall agree not to sell or otherwise transfer the Stock for 18 months after issuance by Inland, and such other reasonable terms and conditions as may be required by Inland which shall not unreasonably restrict transfer of the Stock.  NYSTRS agrees to make such other covenants, agreements, representations and warranties and execute and deliver such other documents as shall be determined by Inland and its counsel as necessary and appropriate in connection with the issuance of its Stock.

10.9

Procedure Upon Winding-Up.

(a)

Dissolution Notice.  If on the Termination Date, as may be extended by agreement of the Members hereunder, the disposition of all of the remaining Properties and other non-cash assets of the Company (collectively, the “Assets”) has not been completed, then Inland shall give written notice (the “Dissolution Notice”) to NYSTRS stating Inland’s determination of the value of such Assets, which shall be itemized for each of the Assets  (the “Stated Price”).

(b)

NYSTRS Response Notice.  On or before the sixtieth (60th) day after the receipt by NYSTRS of the Dissolution Notice, NYSTRS shall give written notice (the “NYSTRS Response Notice”) either (i) agreeing to sell its interests in the Company; or (ii) agreeing to sell some or all of the individual Assets (the “Identified Assets”) to Inland at the purchase price described in Section 10.9(c), and requiring that the Company sell all of the other Assets not being sold to Inland, if any, and to the extent that the other Assets, including any Equity Interests, are transferrable (the “Remaining Assets”) to a buyer that is not an Affiliate of Inland and that is not acting as a nominee for Inland (a “Third Party Buyer”) in open market transactions for not less than 100% of the Stated Price.

(c)

Sale of NYSTRS Interests.  If NYSTRS elects to sell its interests in the Company or the Identified Assets to Inland, then within 30 days of the receipt of the Response Notice, Inland shall pay to NYSTRS, in cash, such amount as would be due to NYSTRS if the Company (i) had sold the Identified Assets at the Stated Price, (ii) satisfied all of its obligations, and (iii) made liquidating distributions to the Members in accordance with Article 12, except that no deduction shall be made for transfer taxes, prepayment premiums, yield maintenance charges or other like charges except to the extent actually payable in connection with the transaction.  Simultaneously with the payment to NYSTRS, the Company shall transfer and convey its interests in the Identified Assets to Inland or NYSTRS shall transfer and convey its interests in the Company to Inland.

(d)

Sale of Assets.  Manager shall cause the Remaining Assets to be sold by such means as the Manager determines would be appropriate to cause the Remaining Assets to be sold for all-cash to a Third Party Buyer no less than 180 days from the Termination Date; provided, however, if the third party offers which the Manager receives during the sale period for any of the Assets (the “Offer Prices”), are less than 100% of the Stated Price for said Asset, then Inland shall be entitled to acquire the said Asset at the Offer Price which have been received by the Manager, provided, that such Offer Price is at least 97% of the Stated Price.  If, however, the Offer Prices for any Remaining Asset is less than 97% of the Stated Price, or if the Manager gets no offers with respect to any Remaining Asset, or if the Offer Price for any Remaining Asset is between 97% and 100% and Inland does not elect to buy said Remaining Assets, then the Members must agree to either (i) sell the Remaining Assets with Offer Prices to Inland at the Offer Prices, and sell the other Remaining Assets to Inland for amounts which shall be agreed to by the Members in their sole discretion, or (ii) sell the applicable Remaining Assets to the third parties at the Offer Prices, and sell the other Remaining Assets to Inland for amounts which may be agreed to by the Members in their sole discretion, or (iii) extend the term of the Company for one year and repeat the process described herein at the end of the one-year extension, provided, however, that at such time the then Remaining Assets shall be sold at market to third parties for the best offers received by the Company and no Member shall have any further rights to acquire the Remaining Assets.

(e)

Failure to Respond.  If NYSTRS does not deliver the NYSTRS Response Notice to Inland as set forth herein, then NYSTRS shall be deemed to have accepted the offer of Inland to acquire the interests of NYSTRS as provided in this Section.

10.10

Priority of Purchase Rights.  Notwithstanding any other provisions of this Article 10, a Member may not initiate the procedures under any of Sections 10.5, 10.6, 10.7 or 10.9 (the “Buy-Sell Options”, or a “Buy-Sell Option”) during any period after which the provisions of any such Section have been initiated and the purchase of a Member’s Interest or one or more Properties is pending, until either such pending transaction has been consummated or it has been conclusively determined that such pending transaction shall not be consummated either by reason of the expiration of any specified time periods or otherwise.  Notwithstanding the foregoing, if a Member has initiated the procedures in Section 10.5, 10.6 or 10.7 with respect to certain Properties, the other Member shall have the right to initiate the procedures in Section 10.5, 10.6 or 10.7 with respect to one or more of the other Properties.  The order of the initiation of the procedures under the Buy-Sell Options shall be determined by the date of deemed delivery of the applicable notices, as provided in Article 15.

10.11

Procedures for Closing of Purchase and Sale Transactions.  The provisions of this Section 10.11 shall apply to any purchase by one Member of another Member’s Interest pursuant to any provision of this Article 10, or one Member’s purchase of a Property from the Company, except to the extent otherwise specified in the applicable Section within this Article 10.

(a)

Liabilities; Indemnity.  The purchasing Member (and the Company, if it continues in existence) shall indemnify, defend and hold the selling Member, its directors, officers, shareholders, partners, members, managers, employees and agents, or any of them harmless from any and all claims, demands, actions, losses, liabilities, costs, or expenses (including reasonable attorneys’ fees) arising out of or in connection with all obligations or liabilities of the Company, incurred or accrued after the date of consummation of the purchase and sale of the selling Member’s Interest or the Property. Thereupon, except as limited by the preceding sentence and except to the extent that the Member continues to have an Interest in the Company, this Agreement shall terminate as to the transferring Member but shall remain in effect as to the other Member.

(b)

Releases.  In connection with a purchase by a Member of another Member’s Interest or the purchase by a Member of any Property from the Company under any provision of this Article 10, if the non-selling Member or any Affiliate thereof is a guarantor or an indemnitor, in the case of the purchase of a Member’s Interest, with respect to any obligations of the Company for or in connection with borrowed money or is otherwise liable thereon, or in the case of a Property being purchased, with respect to any obligations of the Company for or in connection with borrowed money or liabilities with respect to the Property, then at or prior to the closing of such transaction and as a condition precedent to such closing, the purchasing Member shall obtain a release of such guarantee or liability (excluding only any environmental indemnity to any lender to the Company to the extent that such indemnity relates to the period preceding the closing); or if such a release is not obtainable without the payment of any money by any Member, with the consent of the Member whose guarantee or other obligation is to be released  (which may be granted or withheld in its sole discretion), the purchasing Member shall fully indemnify the Member whose obligation is to be released and its Affiliates with respect to any such obligations arising from and after the date of the applicable Transfer, in form and substance reasonably satisfactory to both Members.  Any such indemnity by the purchasing Member shall be secured by its right to all distributions under Article 7 by the Company (both with respect to the purchased Interest and with respect to all other Interests of the purchasing Member and its Affiliates).  If the releases described above are not obtainable without the payment of money by any Member and the Member to be released does not consent to the indemnification described above, then the Members shall have no further rights or obligations under this Article 10 to purchase or sell the applicable Interest with respect to the particular event or election giving rise to such rights, except that any deposit given in connection with the purchase shall be promptly returned to the purchasing Member.  Notwithstanding the immediately preceding sentence, the right of a Member to purchase the other Member’s Interest under this Agreement may subsequently arise as a result of similar or other circumstances, subject in each case to this Section 10.11.

(c)

Form of Payment of Purchase Price.  The purchase price for a Member’s Interest or any Property shall be paid by wire transfer of immediately available funds as directed by the selling Member or the Company, as the case may be.

(d)

Location and Time Periods.  The closing of any purchase and sale of an Interest between Members or of any Property under this Article 10 shall be held at the principal office of the Company or such other location as the Members may mutually agree upon, within the time period prescribed for said closing under the applicable section of this Article 10.

(e)

Closing Documents.  Each Member or the Company, as the case may be, shall deposit such documents and instruments, duly executed, and acknowledged where required, as may be necessary to consummate the purchase and sale of a Member’s Interest or the purchase of a Property hereunder.  Without limiting the foregoing, the selling Member or the Company, as the case may be, shall execute and deliver at the closing an assignment, instrument of conveyance or other instrument appropriate to convey the entire Interest of the selling Member to the purchasing Member, or the Property to the purchasing Member, and shall deliver to the purchasing Member such evidence as the purchasing Member may reasonably request showing that the Interest or the Property being sold is owned or will be owned by the purchasing Member free and clear of any and all claims, liens and encumbrances of any kind or nature, except to the extent expressly assumed by the purchasing Member.  Such conveyance instrument (or a separate document that survives closing) shall contain the representations and warranties set forth on EXHIBIT 10-A hereto.

(f)

Lender and Third Party Consents.  In addition, as a condition precedent to the closing, the parties to the transaction shall obtain the written consents of any lenders to the Company or the consents of any third parties required as a result of ownership by the Company of any Equity Interests (to the extent such consents are required under the applicable loan documents or any other agreements) to the transactions to be consummated at the closing.  The purchasing and selling Members shall each use their reasonable best efforts and cooperate in good faith to obtain such consents.  If any such consent cannot be obtained, then, at the election of the purchasing Member, either (i) the purchasing Member may, in its sole discretion, waive the requirement of such consents; or (ii) the rights and obligations of the Members to purchase and sell resulting from the applicable election shall terminate and no Member shall have any further right or obligation arising from such election to purchase or sell.

(g)

Payment of Loans.  If the selling Member has any outstanding debts to the Company or the purchasing Member that were not taken into consideration in determining the purchase price, all proceeds of the purchase price will be paid to the Company or the purchasing Member (pro rata in accordance with the amounts owed by the selling Member to each) for and on behalf of the selling Member until all such debts, including accrued and unpaid interest, will have been paid and discharged in full. If there are any outstanding loans owed by the Company or the purchasing Member to the selling Member or its Affiliates, such loans, including accrued and unpaid interest, shall be purchased without discount by the purchasing Member as a condition precedent to the closing, except to the extent that said obligations were taken into consideration in determining the purchase price.  The purchase price for such loans shall be paid in full at the closing in the same manner as the purchase price for the Interest is paid.  At the closing, the selling Member shall deliver to the purchasing Member each note or other instrument evidencing such loans, all documents securing such loans and an assignment or satisfaction, which assignment or satisfaction shall be at the election of the purchasing Member.

(h)

Operations in Pre-Closing Period.  From the date of an Offer Notice or a Buy-Sell Notice or an Election Notice until the date on which the closing occurs under said section, or, if earlier, the date on which the Members agree not to proceed with such closing, the Company will continue to be operated in the ordinary course, as if the closing were not going to occur, the Members and the Manager will continue to have all power and authority granted in this Agreement (including the power to make distributions), and the Members and the Manager will exercise their power and authority in good faith and without regard to the fact that such closing may occur, and the Company shall not enter into any contracts or agreements, or otherwise agree, to sell or otherwise dispose of the Property; except that the Company shall be authorized to consummate any transactions which were the subject of binding contractual obligations entered into prior to the commencement of such period.

(i)

Closing Costs and Prorations.  On the date of the closing of the purchase of a Member’s Interest by another Member, or the purchase of a Property by a Member,  closing adjustments and prorations of items of income and expense of the Company and transaction costs and expenses shall be made between the Members, such that the closing adjustments and prorations shall reflect those that would have been incurred, paid or received had the Property or Properties been sold using the same methodology by which the closing adjustments and prorations were determined by the Company and the third party seller in connection with the acquisition of the Property by the Company.  In addition, the parties shall take into account, without limitation of customary practice and procedure, the following additional items: Financings which shall continue to encumber the Property after the closing, any accrued interest on such Financings, and any cash reserves or other assets held for the benefit of the Property by the Company, the Property Manager, any lender, agent or other person.  The Members shall, in good faith, use their reasonable best efforts to resolve any dispute or questions relating to the amount of transaction costs, expenses and net proration credits.  If the Members are unable to promptly resolve the same in good faith, either may apply to the American Arbitration Association (AAA), in Chicago, Illinois for the appointment of an independent attorney, certified public accountant or real estate professional familiar with customary commercial real estate practices and procedures for adjudication pursuant to the Commercial Arbitration Rules utilizing expedited procedures to settle any dispute or resolve any questions concerning transaction costs, expenses and net prorations.  The pendancy of any dispute or questions concerning transaction costs, expenses and net prorations shall not postpone closing as provided in this Article, but closing (based on the purchasing Member’s good faith estimate) shall not prejudice the entitlements of any party should the dispute or question be resolved in its favor.  All such adjustments and prorations shall be either charged or debited to the selling or purchasing Member, as may be appropriate.  One hundred twenty (120) days after the date of the closing, any such prorations shall be adjusted to the extent necessary to reflect actual events, subject to the resolution of any pending dispute or open questions regarding same.  The purchase price to be paid for a selling Member’s Interest shall also be (i) increased by the aggregate amount of all Capital Contributions made by the selling Member pursuant to Article 5, as between the date on which the purchase price for such Member’s Interest was established pursuant hereto and the date of closing, (ii) reduced by the aggregate amount of all distributions of Net Extraordinary Cash Flow received by the selling Member between the date on which the purchase price was established and the date of closing, and (iii) in the case of a closing under the Buy-Sell Option, adjusted to reflect interest accrued and unpaid with respect to Company Loans, Member Loans or other Indebtedness, to the extent not otherwise taken into consideration in determining the amount distributed under the Buy-Sell Option.  Furthermore, in the case of the sale of a Member’s Interest, the purchasing Member shall have the right to offset any sums owed by the selling Member to the purchasing Member or the Company against the purchase price payable for the Interest acquired, and in the case of the sale of a Property, the purchasing Member shall have the right to offset any sums owed by the Company to the purchasing Member against the purchase price payable for the Property acquired, to the extent that said obligations were not otherwise taken into consideration in determining the purchase price. Each Member shall bear the costs and expenses of the attorneys, consultants and other professionals engaged by it.  Any transfer and transaction taxes, stamp taxes or recording taxes in connection with said Transfer shall be paid by the buyer or seller, as the case may be, in keeping with local custom in the jurisdiction in which the taxes are levied.

(j)

Specific Performance.  It is the intent of the Members that the requirements or obligations, if any, of any Member to sell its Interest and of any Member to purchase another Member’s Interest or a Property from the Company in accordance with the provisions of this Article 10 shall be enforceable by an action for specific performance, with the same force and effect and at least to the same extent as is permitted at law or in equity for the specific performance of a contract relating to the purchase of real property or an interest therein.

(k)

Failure to Close.  If the Member electing to buy the other Member’s Interests in the Company or the Selling Properties fails to consummate the acquisition as contemplated under the Buy-Sell Option, except to the extent that such failure is caused by the other Member or the Company (the “Defaulted Member”), the Defaulted Member may not initiate the purchase and sale procedures under the Buy-Sell Options for a period of 12 months after the date on which the acquisition was otherwise required to close hereunder and any Buy-Sell Deposit made to the Escrow Agent shall be tendered to the other Member as liquidated damages, and not as penalty, for the failure of the Defaulting Member to close.  The other Member may, at its sole option, thereafter sell to a third party the Company interests or the Properties which were to be sold pursuant to the Buy-Sell Option at the price which was to be paid by the Defaulted Member. Such sale shall be consummated during the 12-month period described herein without further obligation to obtain the consent of the Defaulted Member, provided, however, if the other Member consummates such sale to a third party, the other Member shall reimburse the Defaulted Member for any Buy-Sell Deposit.  The Defaulted Member shall cooperate with the selling Member and shall take such actions as shall be necessary to complete such sale.  In the event of a sale of a Member’s interest in the Company, the purchaser of the interest shall, to the extent of the interest acquired, be entitled only to the predecessor Member’s rights, if any, in the capital, profits and losses and distributions of the Company, and no such person shall have any right to participate in the management of the affairs of the Company or vote on any Company matter without the consent of the Members.  In the event of a sale of one or more of the Properties owned by the Company, the purchase price shall be distributed by the Company to the Members as provided in Section 7.4(c) and (d) above.

(l)

Assignees.  For purposes of this Article 10, the Interest of each Member shall include all Company Interests owned by such Member and any Interest that is owned by any Affiliate of such Member or that has been assigned by such Member to an Affiliate of such Member or to any other Person (other than to another Member or an Affiliate thereof).  Any elections made by any Member, and any obligations of any Member to sell its Interest under this Article 10 shall bind any Affiliate and any other such assignee of such Member.  All references in this Article 10 to a Member shall include all Affiliates of such Member and, except as provided above, all Persons to which any such Member has assigned any portion of its Interest.

(m)

Termination on Sale.  Upon consummation of the purchase and sale of a Member’s Interest to another Member under this Article10, (i) the selling Member’s Interest in the Company shall be fully and completely settled and terminated, and (ii) the selling Member’s rights and obligations under this Agreement shall terminate, except (x) as to items incurred or accrued as of such date and not subject to indemnification hereunder, and (y) as to any indemnity obligations of such selling Member attributable to acts or events occurring prior to such date or otherwise specified in this Article 10.

(n)

Obligations Arising Prior to Transfer.  No Transfer permitted under this Article 10 (whether or not to another Member) shall relieve the transferor of any of its obligations prior to such Transfer; except that the non-acquiring Member will be released from any further obligation to make Capital Contributions to the Company, whether or not approved prior to the date of transfer.

10.12

Offset.  The purchasing Member will be entitled to deduct from the amounts otherwise payable to the selling Member any and all amounts owed by the selling Member to the purchasing Member, including damages owed by the selling Member by reason of any default, to the extent agreed by the parties or to the extent such damages have been reduced to an arbitration award or a final nonappealable judgment, as applicable, and to the extent not otherwise taken into consideration in determining the purchase price.

ARTICLE 11.

Resignations, Withdrawals, and Priorities

11.1

Resignations and Withdrawals.  No Member shall be entitled to withdraw or resign from the Company, except pursuant to the terms of this Agreement.  The Manager shall not have the right to resign or withdraw as Manager of the Company, except that the Manager shall be entitled to resign and appoint as Manager an Affiliate of the Manager, provided, however, that such appointee is also an affiliate of a Member; the consent to which replacement shall not be unreasonably withheld by the Members in accordance with Section 8.1(c) hereof.  No Member shall be entitled to receive any money or property from the Company except (a) by way of distributions upon the winding up of the Company pursuant to Article 12, (b) by way of distributions of Net Ordinary Cash Flow and Net Extraordinary Cash Flow as provided pursuant to Section 7.4, (c) in respect of any bona fide loans to the Company then due and owing and (d) as expressly provided elsewhere in this Agreement.

11.2

Priorities.  Except as expressly provided in this Agreement to the contrary, no Members shall have a priority right as to withdrawals, distributions or the return of contributions.

11.3

Interest on Capital Contributions.  No interest shall be allowed to any Member upon the amount of its Capital Contributions or Capital Account.

ARTICLE 12.

Winding Up

12.1

Liquidation Procedures.  Upon termination of the Company pursuant to Article 5, the affairs of the Company shall be wound up and the Company shall be dissolved.  As part of the winding up of the Company, a proper accounting shall be made of the net profit or net loss of the Company from the date of the last previous accounting to the date of termination.

12.2

Liquidating Trustee.  Upon the winding up of the Company business for any reason, the Manager shall act as “Liquidating Trustee” or shall elect a Liquidating Trustee.  If the Manager has been removed, has withdrawn or is unwilling or unable to act as or elect a Liquidating Trustee, Members holding a majority of the Percentage Interests shall act as or elect a Liquidating Trustee.  The Liquidating Trustee shall have full power to sell, assign and encumber Company assets for all-cash in transactions with Persons that are not Affiliates of either Member and are not acting as nominees for either Member.  All certificates or notices required by law shall be filed on behalf of the Company by the Liquidating Trustee.

12.3

Distribution on Winding Up.  In the event of the winding up of the Company for any reason, the proceeds of liquidation shall be applied by the end of the Calendar Year in which the liquidation occurs or, if later, within 90 days after the date of such liquidation, in the following rank and order:

(a)

Creditors.  To the creditors of the Company, including Members who are creditors, in satisfaction of liabilities of the Company, all in the order of priority and to the extent provided by law.

(b)

Expenses.  To the payment of costs and expenses incurred in the dissolution and termination of the Company.

(c)

Priority Loans.  To the repayment of any unpaid Company Loans made by Members to the Company.

(d)

Members.  Among the Members in accordance with Section 5.1 of EXHIBIT 7-C.

12.4

Liquidating Trust.  In the discretion of the Liquidating Trustee, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to Section 12.3 may be distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company.  The assets of any such trust shall be distributed to the Members from time to time in the reasonable discretion of the Liquidating Trustee, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement.

12.5

Distributions In Kind.  No distributions in kind shall be made to any Member, unless expressly approved in advance by both Members or as otherwise provided in this Agreement.

12.6

Partition.  No Member shall have the right to partition any property of the Company during the term of this Agreement, or while such assets are held in trust pursuant to Section 12.4, nor shall any Member make application to any court of authority having jurisdiction in the matter or commence or prosecute any action or proceeding for such partition and the sale thereof, and upon any breach of the provisions of this Section by any Member, the other Members, in addition to all of the rights and remedies in law and in equity that they may have, shall be entitled to a decree or order restraining and enjoining such application, action or proceeding.

ARTICLE 13.

Conflicts and Covenants

13.1

Manager Time Commitment.  The Manager shall cause so much time to be devoted to the business of the Company as, in its judgment, the conduct of the Company’s business shall reasonably require.

13.2

Related Business Partners.  Without the prior written approval of the other Member (the “Non-Affiliated Member”) the Company may not employ, contract for services with, acquire or sell goods, property and materials from or to and otherwise deal with any Member or Manager or any Affiliate of any Member or Manager, on any basis, with the exception of (a) the Management Agreement and the Leasing Agreement between the Property Manager and/or the Leasing Agent and the Company attached hereto as EXHIBIT 8-C and EXHIBIT 8-D, respectively, (b) any other agreement between the Company and any other Inland Affiliates which Affiliates are set forth on Exhibit 13-A on terms which are customary and competitive and otherwise fair and reasonably, or (c) agreements which are approved by the Executive Committee as a Major Decision pursuant to Section 8.2(c) or in the Annual Plan.  The Non-Affiliated Member shall have the sole right to enforce, compromise or settle, and exercise any and all rights of the Company with respect to, any contract between the Company and any Affiliate of the other Member in accordance with the terms of such agreements.  The Management Agreement and the Leasing Agreement set forth those provisions of such agreements which cannot be amended or modified without the consent of the Non-Affiliated Member. No other contracts between the Company and any Affiliate of a Member or Manager may be amended or modified in any way without the prior written approval of the Non-Affiliated Member.

13.3

Competitive Undertakings.  Except as otherwise provided in Sections 13.4, 13.5 and 13.7 of this Agreement, any Member and the Manager may engage in business ventures of any nature and description independently or with others, including, but not limited to, business of the character described in Article 3 (or any part thereof), and neither the Company nor any of the Members shall have any rights in or to such independent ventures or the income or profits derived therefrom.

13.4

Intentionally Omitted.

13.5

Intentionally Omitted.

13.6

Confidentiality Covenant.

(a)

Restriction on Disclosure.  Each Member, on behalf of itself and its Executive Committee Members and advisors, agrees that it shall not at any time or in any manner, either directly or indirectly, publish, communicate, divulge, disclose, disseminate or otherwise reveal to any person or entity other than said Member’s board members, trustees, officers and employees, prospective lenders to the Company or its Properties, prospective investors or purchasers of the Company or its Properties or any Member’s interest in the Company (which investors or purchasers are themselves subject to confidentiality agreements reasonably approved by the Manager), any attorneys, agents, advisors, consultants or professionals engaged by said Member in connection with said Member’s investment in the Company or the exercise (or potential exercise) of said Member’s rights under this Agreement, or use for any purpose whatsoever any Confidential Information, except as may be necessary in the course of performing authorized services for the Company or as may be required by applicable order of court or any governmental authority, any law, statute or regulation, the rules of any stock exchange on which said Member’s shares are traded, any applicable federal or state Freedom of Information Act, other similar legislation, or any requirements of the Service regarding disclosure or reporting of the tax aspects of this Agreement.  Before disclosing any Confidential Information under compulsion of law, the Members shall use their best efforts to notify the Company to the extent practicable and permitted by law.

(b)

Definitions.  For the purposes of this Agreement, the term “Confidential Information” shall mean all information or data relating to (x) the terms of this Agreement or (y) the business and affairs of the Company or Inland not generally known outside of the Company or Inland, including, without limitation, any information related to the Properties, as well as any information related to any potential investments in properties, whether or not investment in such properties is thereafter accepted or rejected by the Members, or any of the Company’s or Inland’s processes, data, designs, compilations of information, apparatus, computer programs, information of or relating to suppliers or customers, customer requirements, cost or price data, research data, business plans, marketing or sales plans or information, financial data, salary information, policies and procedures, sales know-how or any other information that may be considered to be proprietary to or a trade secret of the Company or Inland, whether or not such information is considered a trade secret within the meaning of applicable law. Information shall not be considered “Confidential Information” if any of the following apply:

(i)

It is already in or enters into the public domain otherwise than as a consequence of a breach of the terms of this Agreement.

(ii)

It is already properly and lawfully in the possession of the receiving party and is not subject to any obligation of secrecy on the receiving party’s part.

(iii)

It becomes available to a party on a non-confidential basis from a source other than the Company, provided that such information was properly and lawfully in the possession of such source and not, so far as the receiving party is aware (after making due and careful inquiry), subject to any obligation of secrecy on the part of such source.

2

 = 1

13.7

Remedies.

(a)

Remedies of Company.  The Members and the Executive Committee Members agree that the scope and time periods contained in this Article have been carefully considered and specifically agreed to as being reasonable and necessary.   If any Member or Executive Committee Member or any Member’s advisors shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of this Article, the Company shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which the Company may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of this Article.  In any such proceeding the Members and the Executive Committee Members agree not to raise as a defense in any such proceeding any allegation that any of the provisions of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights.  The Members further agree to reimburse the Company for any cost of enforcing the provisions of this Article, including reasonable attorney’s fees.

(b)

Remedies by Inland. If NYSTRS or any NYSTRS Executive Committee Member or any NYSTRS advisor shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of Section 13.7 of this Article, Inland shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which Inland may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of Section 13.7 of this Article.  In any such proceeding NYSTRS and the NYSTRS Executive Committee Members agree not to raise as a defense in any such proceeding any allegation that any of the provisions of Section 13.7 of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights.  NYSTRS further agree to reimburse Inland for any cost of enforcing the provisions of Section 13.7 of this Article, including reasonable attorney’s fees.

(c)

Remedies by NYSTRS. If Inland or any Inland Executive Committee Member shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of Section 13.7 of this Article, NYSTRS shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which NYSTRS may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of Section 13.7 of this Article.  In any such proceeding Inland and the Inland Executive Committee Members agree not to raise as a defense in any such proceeding any allegation that any of the provisions of Section 13.7 of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights.  Inland further agree to reimburse NYSTRS for any cost of enforcing the provisions of Section 13.7 of this Article, including reasonable attorney’s fees.

(d)

Modification by Court.  If a court or other body of authority and competent jurisdiction determines that the covenants contained in this Article are unenforceable, in whole or in part, due to the duration or scope of the restrictions or limitations imposed therein or for any other reason, then the court is hereby authorized and directed to make such modifications thereto as are necessary to render said covenants enforceable to the maximum extent permitted under applicable law, that being the intention of the parties hereto.

13.8

Activities of Inland.  NYSTRS expressly acknowledges and agree that Inland and its affiliates and subsidiaries are engaged in all aspects of real property ownership, management, leasing, acquisition and disposition, including, but not limited to, each of the activities to be undertaken by the Company pursuant to the terms of this Agreement.  Inland intends, in its capacity as Manager and as a Member of the Company, to use its best efforts to take all actions in the usual and customary course of its business to cause the Properties owned by the Company to be operated, managed, leased, acquired and disposed of in the best interests of the Company and each of its Members. Notwithstanding the forgoing, and except as expressly agreed to by Inland in Section 13.5 hereof, nothing set forth in this Agreement is intended to require that Inland or any of its Affiliates operate their businesses in a manner which shall cause Inland or any of its Affiliates to take any actions which are not in the best interests of the owners or the tenants of any of the retail properties which are now or hereafter owned or managed by Inland, or any of its Affiliates, including the Properties.  NYSTRS, acknowledges and agree that Inland owes no fiduciary or other duty to NYSTRS to cause the Properties to be treated any differently than any other property which may be owned, managed or leased by Inland or any of its affiliates or subsidiaries.  Notwithstanding the forgoing sentence, and except as expressly agreed to by Inland in Section 13.5 hereof, nothing set forth in this Agreement is intended to require that Inland or any of its Affiliates operate the Properties in a manner which shall cause Inland or any of its Affiliates to take any actions which are not in the best interests of the Company and each of its Member.  Inland on behalf of itself and its Affiliates and subsidiaries, agrees that, subject to the limitations of the Annual Plan, and subject to obtaining the approval of the other Member in the case of Major Decisions, for as long as Manager is an Affiliate of Inland, the Manager shall operate the Company and its Subsidiaries and Properties in a manner consistent with the customary standards for similar equity investments and properties owned by Inland and its Affiliates taking into consideration the specific characteristics of the Properties.  NYSTRS releases and holds Inland harmless from any claims, losses, costs, damages or expenses which might be asserted by NYSTRS as a result of any action or omission taken by Inland or any Affiliate thereof which is or could be construed, interpreted or asserted to be to be discriminatory, damaging or in any way adverse to any of the Properties or to the Company.

ARTICLE 14.

Counsel; Amendments

14.1

Counsel to the Company.  The Manager shall select attorneys for the Company from a list of attorneys approved for various specified purposes, which shall be attached to, and shall form a part of, each Annual Plan.  The fees and disbursements of attorneys so selected shall be paid by the Company.  The Members agree that neither shall assert the fact that a law firm has represented (or is representing) the other Member in connection with the negotiation of this Agreement or in connection with other matters unrelated to the Company to be a basis for disqualifying said law firm from representing the Company and that the future representation of the Company by any such law firm shall not disqualify said firm from representing the respective Members in any dispute with each other; provided that said firm shall thereupon cease to represent the Company.

14.2

Amendments.  The terms and provisions of this Agreement may not be modified or amended at any time and from time to time without the unanimous written consent of the Members.

ARTICLE 15.

Representations and Warranties

15.1

Representations of Inland.  Inland represents and warrants to NYSTRS, as an inducement to NYSTRS to execute this Agreement and perform its covenants and agreements contained herein, that Inland has the capability to provide $20 million of Capital Contributions to the Company.

15.2

Representations of NYSTRS.  NYSTRS represents and warrants to Inland, as an inducement to Inland to execute this Agreement and perform its covenants and agreements contained herein as follows:

(a)

NYSTRS Capital Contributions.  NYSTRS has the capability and will, if required under the terms of this Agreement, contribute to the Company $80 million of Capital Contributions to the Company; and

(b)

Board Approval.  NYSTRS has received the appropriate approvals from its Board of Trustees and Morgan Stanley’s Investment Committee to enter into this Agreement and make such Capital Contributions as are contemplated by this Agreement.

15.3

Securities Representations.  Each of the Members hereby represents and warrants to the other Members as follows:

(a)

No Registration Statement.  It has been advised no registration statement relating to interests in the Company or otherwise has been or shall be filed with the United States Securities and Exchange Commission under the Federal Securities Act of 1933, as amended, or the securities laws of any state.

(b)

Representations and Warranties.  Each Member represents and warrants to the Manager and to the Company that:

(i)

This Agreement has been duly authorized, executed and delivered by such Member and constitutes the valid and legally binding agreement of such Member, enforceable in accordance with its terms against such Members, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditor’s rights generally, by general equitable principles and by any implied covenant of good faith and fair dealing.

(ii)

Such Member’s interest in the Company has been or will be acquired solely by and for the account of such Member for investment purposes only and is not being purchased for subdivision, fractionalization, resale or distribution; such Member has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else such Member’s interest (or any portion thereof); and such Member has no present plans or intentions to enter into any such contract, undertaking or arrangement.

(iii)

Such Member’s interest in the Company has not and will not be registered under the Federal Securities Act of 1933, as amended, or the securities laws of any state, and cannot be sold or transferred without compliance with the registration provisions of said Securities Act of 1933, as amended, and the applicable state securities laws, or compliance with exemptions, if any, available thereunder.  Such Member understands that neither the Company nor the Manager have any obligation or intention to register the interests under any Federal or state securities act or law, or to file the reports to make public the information required by Rule 144 under the Securities Act of 1933, as amended.

(iv)

Such Member expressly represents that (a) it has such knowledge and experience in financial and business matters in general, and in sophisticated real estate transactions of the type to be made by the Company in particular; (b) it is capable of evaluating the merits and risks of an investment in the Company; (c) its financial condition is such that it has no need for liquidity with respect to its investment in the Company to satisfy any existing or contemplated undertaking or indebtedness; (D) it is able to bear the economic risk of its investment in the Company for an indefinite period of time, including the risk of losing all of such investment, and loss of such investment would not materially adversely affect it; and (E) it has either secured independent tax advice with respect to the investment in the Company, upon which it is solely relying, or it is sufficiently familiar with the income taxation of partnerships that it has deemed such independent advice unnecessary.

(v)

Such Member acknowledges that the Manager has made all documents pertaining to the transaction available and has allowed it an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in the documents.  Such Member is aware of the provisions of this Agreement providing for Capital Contributions and dilution of its interest in the Company.

(vi)

Such Member has relied solely upon the documents submitted to it and independent investigations made by it in making the decision to purchase its interest in the Company.

(vii)

Such Member expressly acknowledges that (a) no Federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the documents submitted to such Member or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of an investment in the Company; (b) there are restrictions on the transferability of such Member’s interest in the Company; (c) there will be no public market for the interest, and, accordingly, it may not be possible for such Member to liquidate its investment in the Company; and (D) any anticipated Federal or state income tax benefits applicable to such Member’s interest may be lost through changes in, or adverse interpretations of, existing laws and regulations.

(viii)

If the Member is a corporation, partnership or limited liability company, that its bona fide principal place of business is at the address set forth on the signature pages hereof and that it was not formed for the purpose of making an investment in the Company.  If the Member is a trust, the aforesaid representations shall be made by the trustee.

ARTICLE 16.

General Provisions

16.1

Notices.  All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given:

(a)

Upon personal delivery;

(b)

On the fifth business day following mailing from within the United States by first class United States mail, postage prepaid, certified mail; or

(c)

On the next business day following delivery via a recognized overnight delivery service such as Federal Express or DHL, and shall be addressed as follows:

If to Inland, the Manager or the Inland Executive Committee Members:	Inland Real Estate Corporation 2901 Butterfield Road Oak Brook, IL 60523 Attn: Mark Zalatoris PH: 630-218-8000 Fax: 630-218-7357

with a copy to:	Levenfeld Pearlstein, LLC 2 North LaSalle Street Suite 1300 Chicago, IL 60602 Attn: Marc Joseph, Esq. PH: (312) 476-7571 Fax: (312) 346-8434

If to NYSTRS or the NYSTRS Executive Committee Members:	New York State Teachers’ Retirement System 10 Corporate Woods Drive Albany, NY 12211 Attn: John Virtanen PH: (518) 447-2751 Fax: (518) 447-2766

with a copy to:	Piper Rudnick LLP 203 North LaSalle Street Chicago, IL 60601 Attn: Ross Green, Esq. PH: (312) 368-2132 Fax: (312) 630-5307

If to Morgan Stanley:	Morgan Stanley Real Estate Advisor, Inc. 440 South LaSalle Street One Financial Place Floor 37 Chicago, IL 60605 Attn: Mark Bratt and Brian Lantz PH: (312) 706-4420 Fax: (312) 706-4699

with a copy to:	Piper Rudnick LLP 203 North LaSalle Street Chicago, IL 60601 Attn: Ross Green, Esq. PH: (312) 368-2132 Fax: (312) 630-5307

Any Member or Manager may change its address for all future notices, offers or other communications by giving notice to the Manager and all Members stating its new address.

16.2

Successors.  This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Members and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

16.3

Governing Law.  This Agreement shall be construed in conformity with the laws of the State of Delaware, as applied to agreements whose only parties are residents of such state and which are to be performed entirely within such state.

16.4

Personal Jurisdiction.  Except as otherwise set forth herein, the Company, the Manager and each Member hereby irrevocably consent to the jurisdiction of the United States District Court for the District of Delaware for purposes of any litigation among or between the Company, the Manager and any Member concerning the Company or this Agreement or any other litigation to which the Company, the Manager or any Member is a party under the Contribution Agreement or the Property Agreements.  In any such proceeding, the Company and each Member shall be deemed to have waived its right to a trial by jury.  The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or arguments.  Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such person by regular or certified mail to the address of such person set forth herein or to any subsequent address to which notices shall be sent.

16.5

Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

16.6

Pronouns and Headings.  As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction.  The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

16.7

Members Not Agents.  Nothing contained herein shall be construed to constitute any Member the agent of another Member, except as specifically provided herein.

16.8

No Third Party Beneficiaries.  Without limiting any of the provisions of this Agreement, including any obligations of Members to make capital contributions or to return money or other property to the Company, the provisions of this Agreement are intended solely to benefit the Company and the parties hereto and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and the Members shall have no duty or obligation to any creditor of the Company to make any contributions or return any money or other property to the Company.

16.9

Entire Understanding.  This Agreement constitutes the entire understanding among the Members and supersedes any prior understanding and/or written or oral agreements among them with respect to the Company.

16.10

Severability.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other then those to which it is held invalid by such court, shall not be affected thereby.

16.11

Further Assurances.  Each of the Members shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.  Recognizing that each Member may find it necessary from time to time to establish to third parties, such as accountants, banks, mortgagees or the like, the then-current status of performance hereunder, each Member agrees, upon the written request of another Member (including the Manager, for and on behalf of the Company), from time to time, to furnish promptly a written statement of the status of any matter pertaining to this Agreement or the Company to the best of the knowledge and belief of the Member making such statements.

16.12

Set-Off Rights.  The Company shall be entitled to set off against any amounts which may be or become due to a Member from the Company any obligations, fees, expenses or other amounts which may be payable to the Company by such Member.

16.13

Affiliate.  As used herein, the term “Affiliate” shall mean and include any Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with, a Member; or any person in which such Member has a direct, or indirect through one or more intermediaries, controlling interest as a partner, member, manager, principal, shareholder, beneficiary or otherwise as an owner.

16.14

Prevailing Party.  If any party shall commence any action against the other in order to enforce any provision of this Agreement or to recover damages as the result of the breach of any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover all reasonable costs (including reasonable attorney’s fees and paralegal’s fees) incurred in connection therewith against the party who has breached this Agreement.  Notwithstanding a settlement or other resolution of any such action without the issuance of a definitive ruling by a court, including, but not limited to, any agreement by the parties that such settlement is not an admission of liability by either party, no such settlement or resolution shall constitute a waiver of this Section, and each party acknowledges and agrees that it shall be entitled to petition the court for a determination that it is the prevailing party and entitled to recovery of its reasonable costs hereunder.

16.15

Press Releases.  No press releases shall be issued by any party with respect to the matters which are the subject of this Agreement without the prior approval of the other party.

16.16

Offset Right.  The parties agree that the Company may deduct from the amounts otherwise payable by the Company to any Member (the “Debtor Member”) any and all amounts which may be payable by the Debtor Member to the other Member pursuant to a judgment received by the other Member with respect to any matter set forth in this Agreement; provided, however, if the judgment is not final and nonappealable and the Debtor Member appeals the judgment, then the Manager shall cause such amounts to be deposited into an escrow with Chicago Title and Trust Company or such comparable trust company to be held in a joint order escrow between the Members pending the resolution of the judgment on appeal.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date above written.

(Signatures begin on next page)

3

 = 1

MANAGER:
IN RETAIL MANAGER TEXAS, L.L.C. By: INLAND REAL ESTATE CORPORATION, Manager By:___________________________________ Mark Zalatoris, Executive Vice President
MEMBERS:
INLAND REAL ESTATE CORPORATION By:___________________________________ Mark Zalatoris, Executive Vice President

THE NEW YORK STATE TEACHERS’ RETIREMENT SYSTEM

By:___________________________________

Its:___________________________________

By:___________________________________

Its:___________________________________

EXECUTIVE COMMITTEE MEMBERS:
NYSTRS EXECUTIVE COMMITTEE MEMBERS: ______________________________________ Brian Lantz ______________________________________ Mark Bratt
INLAND EXECUTIVE COMMITTEE MEMBERS: ______________________________________ Scott Carr ______________________________________ Mark Zalatoris

 = 1

LP  896719.4 \ 33618-64246

DEFINED TERMS INDEX

Note: further review and cross-checking required

Term	Reference
Accountants	Section 7.1(c)
Acquisition Budget	Section 8.3(b)
Acquisition Expenses	Section 5.2(c)
Acquisition Period	Section 6.1(a)
Act	First “Whereas” Clause
Affiliate	Section 16.13
Aggrieved Member	Section 8.1(c)
Agreed Net Value	Section 6.1(a)
Agreement	Preamble
Annual Plan	Section 8.3(a)
Assets	Section 10.9(a)
Buy-Sell Deposit	Section 10.6(b)
Buy-Sell Notice	Section 10.6(a)
Buy-Sell Option	Section 10.10
Buy-Sell Options	Section 10.10
Buy-Out Event	Section 10.7(b)
Capital Budget	Section 8.3(a)
Calendar Year	Section 7.1(c)
Capital Call	Section 5.2(g)
Capital Commitment	Section 5.1
Capital Contributions	Section 5.2(a)
Certificate	Section 1.2
Change of Control	Section 10.2(a)
Code	Section 6.4
Committee Approval Period	Section 6.1(c)
Company	First “Whereas” Clause
Company Loan	Section 5.3(c)
Company Loan Yield	Section 5.3(c)
Company Value	Section 10.6(a)
Confidential Information	Section 13.6(b)
Conversion Election	Section 5.3(e)
Default Contribution	Section 5.3(a)(x)
Default Rate	Section 5.3(c)
Defaulted Member	Section 10.6(b)
Defaulting Member	Section 5.3(a)
Deficiency Amount	Section 5.3(a)(x)
Deficit Contributions	Section 5.2(i)
Dilution Fraction	Section 5.3(b)
Disapproved Elements	Section 8.3(d)
Dissolution Notice	Section 10.9(a)
Due Date	Section 5.3(d)
Equity Interest	Section 6.1(a)
ERISA	Section 10.2(c)(iii)
Escrow Agent	Section 10.5(b), 10.6(b)
Evaluation Materials	Section 6.1(b)
Exchange Act	Section 10.2(a)
Executive Committee	Section 9.3(a)
Existing Indebtedness	Section 6.3(a)
Expenses	Section 7.4(a)
Financings	Section 6.3(c)(i)
Fines	Section 8.7(j)
GAAP	Section 7.1(a)
Guarantor	Section 7.6
Identified Assets	Section 10.9(b)
IN Retail Fund Texas, L.L.C.	Article 2
Incentive Distribution	Section 7.4(d)(i)
Incentive Distribution Percentage	Section 7.4(d)(i)
incentive management agreement	Section 13.5(a)
Indemnified Party	Section 8.7(a)
Indemnitor	Section 8.7(b)
Inland	Preamble
Inland Entities	Section 8.1(d)
Inland Executive Committee Member	Section 9.3(c)
Inland Executive Committee Members	Section 9.3(c)
Interest	Section 10.2(a)
Initiating Member	Section 10.6(a)
Investment Area	Article 3
Investment Guidelines	Article 3
Investment Period	Section 10.5(a)
IRR	Section 7.4(d)(i)
Leasing Agreement	Section 8.2(d)
Leasing Guidelines	Section 8.3(a)
Liquidating Trustee	Section 12.2
Major Capital Event	Section 7.4(a)
Major Decision	Section 8.2(c)
Management Agreement	Section 8.2(d)
Manager	Preamble
Manager	Section 8.1(a)
Member	Preamble
Member Loan	Section 5.3(d)
Members	Preamble
Metropolitan Statistical Areas	Article 3
Morgan Stanley	Preamble
Net Extraordinary Cash Flow	Section 7.4(a)
Net Ordinary Cash Flow	Section 7.4(a)
Non-Affiliated Member	Section 13.2
Non-Defaulting Member	Section 5.3(a)
Nondiscretionary Items	Section 8.3(e)
NYSTRS	Preamble
NYSTRS	Section 13.4(a)
NYSTRS Executive Committee Member	Section 9.3(c)
NYSTRS Executive Committee Members	Section 9.3(c)
NYSTRS Response Notice	Section 10.9(b)
NYSTRS Special Distribution	Section 10.13
Offer Notice	Section 10.5(a)
Offer Prices	Section 10.9(d)
Offered Interest	Section 10.5(a)
Operating Budget	Section 8.3(a)
Option	Section 10.5(b)
Other Enterprises	Section 8.8(j)
Other Member	Section 10.5(a)
Person	Preamble
Preliminary Member Approval Period	Section 6.1(d)
Prohibited Transferee	Section 10.5(a)
Properties	Article 3
Property	Article 3
Property Agreements	Section 8.2(d)
Property Manager	Section 8.2(d)
Property Value	Section 10.6(a)
Proposed Annual Plan	Section 8.3(a)
Protective Expenditures	Section 5.2(e)
Ratios	Section 8.4(c)
Receipts	Section 7.4(a)
Refinancing	Section 6.3(b)
Refinancing Shortfall	Section 5.2(d)
REIT	Section 6.4
REITs	Section 13.5(a)
REIT Requirements	Section 6.4
Remaining Assets	Section 10.9(b)
Remedy Provisions	Section 5.3(i)
Rent	Section 6.6
Replacement Notice	Section 8.1(c)
Reserves	Section 7.4(a)
Responding Member	Section 10.6(a)
Response Notice	Section 10.5(b)
Response Notice	Section 10.6(b)
Restriction Period	Section 13.4(a)
Section 5.2 Amount	Section 5.2(g)
Secured Lender	Section 7.4(a)
Selling Member	Section 10.5(a)
Selling Properties	Section 10.6(a)
Senior Financing	Section 6.3(a)
Service	Section 8.8
State	First “Whereas” Clause
Stated Price	Section 10.9(a)
Statements	Section 7.1(b)
Stock	Section 10.8
Subsidiary	Article 3
Termination Date	Section 4.5(c)
Third Party Buyer	Section 10.9(b)
TMP	Section 8.8
Transfer	Section 10.2(a)
Transfer Affiliate	Section 10.2(a)
Unreturned Capital	Section 7.4(a)

1

 = 1

EXHIBIT 3-A

INVESTMENT AREA

 Statistical Areas of Dallas, Austin, San Antonio, Houston, and El Paso, Texas

(See Attached)

EXHIBIT 3-A-1

 = 1

TEXAS - Core Based Statistical Areas and Counties

KEY
1 DALLAS-FORTH WORTH-ARLINGTON
2 Sulphur Springs
3 Tyler-Jacksonville
4 Jacksonville
5 KILLEEN-TEMPLE-FORT HOOD
6 Nacogdoches
7 Brownsville-Harlingen-Raymondville
LEGEND
Dallas-Fort Worth Combined Statistical Area
RICHMOND Metropolitan Statistical Area
Concord Micropolitan Statistical Area
Philadelphia Metropolitan Division
MEXICO International
TEXAS State
HARRIS County
Shoreline
CBSA boundaries and names are as of November 2004. All other boundaries and names are as of January 1, 2002.
ARKANSAS
LOUISIANA
OKLAHOMA
NEW MEXICO
MEXICO

U.S. DEPARTMENT OF COMMERCE Economics and Statistics Administration U.S. Census Bureau

EXHIBIT 3-A-2

 = 1

EXHIBIT 3-B

INVESTMENT GUIDELINES

Property Type:

Grocery Anchored Retail Centers

•

Grocer sale levels above $350/SF and health ratios less than 4%

•

New format grocery store sizes

•

In-fill supply-constrained locations

•

Prefer average household incomes above $50,000

Power Centers

•

No less than 60% national retailers

•

Will consider more outlying locations if they are in the path of growth

Lifestyle Centers

•

Store sales average greater than $350/SF

•

Average household incomes greater than $75,000

•

Limited upstairs office in the net rentable area

Subject to availability and agreement of the parties, approximately 75% of the investments may be acquisitions and 25% may be development/presales/renovations.

Location:

Locations in or around the metropolitan areas of Dallas, Austin, San Antonio, Houston and El Paso Texas.

Deal Size:

$15 million to $100 million per Property gross deal size.

Holding Period:

Will vary by Property, but expected typically to be five to seven years.

Financing:

Properties will be financed at market terms at the closing, or soon after closing.  Loan to value ratios of up to 50% of value will be permitted on acquisition and refinancing.  Assumption of Existing Indebtedness will be subject to such financing being attractive to the Company based on current market rates and terms.

Return Targets:

Based on the underwriting assumptions it is anticipated that the Properties will meet the following target returns; however, Properties that do not meet these target returns will be considered on a case by case basis, as NYSTRS is prepared to have some flexibility for Properties which are determined to be superior investments:

•

Acquisitions with greater than (i) 8% unlevered IRR and (ii) 12% levered IRR (50% LTV)

•

Developments with greater than (i) 9% return on costs and (ii) 10% unlevered IRR.

3-B-1

 = 1

EXHIBIT 7-A

SECTION 7.4(d) Illustration

Section 7.4(d)(ii)

Net Extraordinary Cash Flow after final Property Sale	$ 200
Distribution of Unreturned Capital to Members	$ 70
Distribution to Members according to Percentage Interests until both have achieved a 12% IRR	$ 30
Remaining Proceeds to be distributed	$ 100

Distributed to Inland as Incentive Distribution (20%)	$ 20
Remaining after Incentive Distribution	$ 80

Distribute to Inland 20%	$ 16
Distribute to NYSTRS 80%	$ 64
Remaining Net Extraordinary Cash Flow	$ -

EXHIBIT 7-A-1

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LP  896719.4 \ 33618-64246

EXHIBIT 7-B

DEFINITION OF IRR

This EXHIBIT 7-B provides certain definitions and assumptions to be applied in the internal rate of return calculation contemplated by the limited liability company agreement of the Company (the “Agreement”) to which this EXHIBIT 7-B is attached and of which this EXHIBIT 7-B forms a part.  Unless otherwise defined in this EXHIBIT 7-B, each initially capitalized term used in the EXHIBIT 7-B shall have the meaning ascribed to such term elsewhere in the Agreement to which this EXHIBIT 7-B is attached.  The calculation described herein shall be determined through the use of the IRR functions available in either Microsoft Excel or Lotus software.

1)

CERTAIN DEFINITIONS.

i.

“Contributions” of a Member means the sum of all contributions made or deemed made under the Agreement by such Member to the Company as described in Article 5 of the Agreement.

ii.

“Distributions” to a Member means all distributions made or deemed made to such Member under Section 7.4 or Article 12 of the Agreement on or after Time 0.

iii.

“IRR Rate” means the applicable rate indicated in Section 7.4(d); the monthly rate shall be the IRR Rate divided by twelve (12).

iv.

“IRR Distribution Amount” means, as of any determination date, the additional amount required to be paid to a Member so that such Member achieves an internal rate of return equal to the IRR Rate.

v.

“Time 0” means the date of the Agreement.

2)

ASSUMPTIONS.

i.

Periods.  All calculations shall be based on calendar month periods (each, a “Calendar Month”), the first of which shall be the calendar quarter in which Time 0 occurs.

ii.

Distributions.  All Distributions will be considered to have been made at the end of the Calendar Month in which they were actually made, except for any Distributions made during the Calendar Month in which Time 0 occurs, which Distributions will be considered to have been made on the date they were actually made.

iii.

Contributions.  All Contributions will be considered to have been made at the end of the Calendar Month in which they were actually made, except for any Contributions made during the Calendar Month in which Time 0 occurs, which Contributions will be considered to have been made on the date they were actually made.

EXHIBIT 7-B-1

 = 1

3)

CALCULATION.

As of any determination date, the IRR Distribution Amount shall equal the amount necessary to repay all accrued and unpaid interest and outstanding principal of a hypothetical loan as hereafter described in this definition.  Solely for the purposes of computing the IRR Distribution Amount, (i) the Member’s Contributions shall be characterized as a loan to the Company in the amount credited to the Member’s capital account, (ii) interest shall be deemed to accrue monthly on the outstanding principal balance of such loan at the IRR Rate, compounded monthly as contemplated by clause (iv) below, (iii) any Distributions made by the Company to the Member at any time on or before such relevant date shall be deemed to be applied first to the payment of accrued and unpaid interest on the hypothetical loan, and second, any remaining balance shall be deemed to be applied to repayment of principal, and (iv) any amount of interest which shall have accrued during any calendar month and not deemed pursuant to this definition to have been paid by the end of such calendar month shall be added to principal as of the first day of the immediately following calendar month.  Use of loan, principal, and interest terminology is made in this definition solely for the purpose of providing a statement of the manner in which IRR Distribution Amounts are to be calculated and shall have no relevance to the characterization of any Contributions to the company or distributions from the Company.  An example of this calculation is attached hereto as Schedule 1.

Only for the Calendar Month in which Time 0 occurs, simple interest shall accrue on the daily outstanding principal balance at a daily rate equal to the IRR Rate divided by 365.

EXHIBIT 7-B-2

 = 1

Schedule 1
Hypothetical IRR Hurdle Amount Calculation]
Incentive Hurdle is Not Reached

Hypothetical Investment Results:

		Quarter 0	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Quarter 5	Quarter 6	Quarter 7	Quarter 8	Quarter 9	Quarter 10	Quarter 11	Quarter 12

Equity		-$100,000,000

Net Ordinary Cash Flow			$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000
Net Extraordinary Cash Flow (1)														$110,000,000

Total Cash Flow		-$100,000,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$111,500,000

IRR		9.2%

Incentive Hurdle of 12% has not been reached

Distribution of Proceeds:

To Inland	20%	-$20,000,000	$300,000	$300,000	$300,000	$300,000	$300,000	$300,000	$300,000	$300,000	$300,000	$300,000	$300,000	$22,300,000
IRR		9.2%
To NYSTRS	80%	-$80,000,000	$1,200,000	$1,200,000	$1,200,000	$1,200,000	$1,200,000	$1,200,000	$1,200,000	$1,200,000	$1,200,000	$1,200,000	$1,200,000	$89,200,000
IRR		9.2%

Sale proceeds split 80/20 based on ownership since incentive IRR hurdle was not reached

(1) Net of debt and sales costs

SCHEDULE 1-1

 = 1

Schedule 2
Hypothetical IRR Hurdle Amount Calculation
Incentive Hurdle is Reached

Hypothetical Investment Results:

		Quarter 0	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Quarter 5	Quarter 6	Quarter 7	Quarter 8	Quarter 9	Quarter 10	Quarter 11	Quarter 12

Equity		-$100,000,000

Net Ordinary Cash Flow			$1,500,000	$1,650,000	$1,815,000	$1,996,500	$2,196,150	$2,415,765	$2,657,342	$2,923,076	$3,215,383	$3,536,922	$3,890,614	$4,279,675
Net Extraordinary Cash Flow (1)														$110,000,000

Total Cash Flow		-$100,000,000	$1,500,000	$1,650,000	$1,815,000	$1,996,500	$2,196,150	$2,415,765	$2,657,342	$2,923,076	$3,215,383	$3,536,922	$3,890,614	$114,279,675

IRR		13.7%

Incentive Hurdle of 12% has been reached
		-$100,000,000	$1,500,000	$1,650,000	$1,815,000	$1,996,500	$2,196,150	$2,415,765	$2,657,342	$2,923,076	$3,215,383	$3,536,922	$3,890,614	$4,279,675
			0	0	0	0	0	0	0	0	0	0	0	$104,004,537
Distribution of Proceeds to a 12% IRR:		-$100,000,000	$1,500,000	$1,650,000	$1,815,000	$1,996,500	$2,196,150	$2,415,765	$2,657,342	$2,923,076	$3,215,383	$3,536,922	$3,890,614	$108,284,212

To Inland	20%	-$20,000,000	$300,000	$330,000	$363,000	$399,300	$439,230	$483,153	$531,468	$584,615	$643,077	$707,384	$778,123	$21,656,842
IRR		12.0%
To NYSTRS	80%	-$80,000,000	$1,200,000	$1,320,000	$1,452,000	$1,597,200	$1,756,920	$1,932,612	$2,125,873	$2,338,461	$2,572,307	$2,829,537	$3,112,491	$86,627,370
IRR		12.0%

Sale proceeds split 80/20 based on ownership until a 12% IRR is achieved

Remaining Sales Proceeds to be Distributed Before Incentive Payment:														$5,995,463

20% Incentive Distribution to Inland														$1,199,093

Remaining Proceeds after Incentive Payment:														$4,796,370

Remainder to be split 80/20 based on ownership percentage

Ending Distributions / IRRs:
To Inland		-$20,000,000	$300,000	$330,000	$363,000	$399,300	$439,230	$483,153	$531,468	$584,615	$643,077	$707,384	$778,123	$23,815,209
IRR		15.1%
To NYSTRS		-$80,000,000	$1,200,000	$1,320,000	$1,452,000	$1,597,200	$1,756,920	$1,932,612	$2,125,873	$2,338,461	$2,572,307	$2,829,537	$3,112,491	$90,464,466
IRR		13.4%

(1) Net of debt and sales costs

SCHEDULE 1-2

 = 1

EXHIBIT 7-C

TAX EXHIBIT

ARTICLE I

DEFINITIONS

Capitalized terms used in this Exhibit shall have the meanings set forth below, except as otherwise expressly indicated or limited by the context in which they appear in this Exhibit.  All terms defined in this Article I in the singular have the same meanings when used in the plural and vice versa.  Accounting terms used but not otherwise defined shall have the meanings given to them under generally accepted accounting principles.  References to Sections and Articles refer to sections and articles of this Exhibit, unless the context requires otherwise.  Capitalized terms that are not defined in this Exhibit shall have the meaning given to them in the Limited Liability Agreement to which this Exhibit is attached (the “Agreement”).

Section 1.1

“Adjusted Capital Account” means, with respect to any Member, the Capital Account of such Member, reduced by any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations.

Section 1.2

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Calendar Year, after giving effect to the following adjustments:

(a)

credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)

debit to such Capital Account the items described in Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), and 1.704-l(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-l(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

Section 1.3

“Book Value” means an amount reflected in the books of the Company as the book value of an item of Company property, as determined by the Members and maintained in accordance with the capital account rules contained in Regulations Section 1.704-1(b)(2)(iv).

Section 1.4

“Capital Account” means the capital account established and maintained for each Member pursuant to Section 2.1.

Section 1.5

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, any Regulations promulgated thereunder.

Section 1.6

“Depreciation” means an amount for each Calendar Year or other period equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Calendar Year or other period for federal income tax purposes; provided, however, that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of any such year or other period, Depreciation shall be an amount that bears the same relationship to the Book Value of such asset as the depreciation, amortization, or other cost recovery deduction computed for federal income tax purposes with respect to such asset for the applicable period bears to the adjusted tax basis of such asset at the beginning of such period, or if such asset has a zero adjusted tax basis, Depreciation shall be an amount determined under any reasonable method selected by the Members.

Section 1.7

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

Section 1.8

“Member Nonrecourse Debt” shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

Section 1.9

“Member Nonrecourse Deductions” means, for each Calendar Year, items of Company loss and deduction that are attributable to Member Nonrecourse Debt and are characterized as “partner nonrecourse deductions” under Regulations Section 1.704-2(i)(2).

Section 1.10

“Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(b)(2) with respect to the term “partnership minimum gain”, and the amount of Minimum Gain, as well as any net increase or decrease in Minimum Gain for a Company Calendar Year, shall be determined in accordance with the rules of such Regulations.

Section 1.11

“Modified Adjusted Capital Account” means, with respect to any Member, an amount equal to such Member’s Adjusted Capital Account, increased by the sum of such Member’s share of Minimum Gain and such Member’s share of Member Minimum Gain.

Section 1.12

“Nonrecourse Deductions” shall have the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

Section 1.13

“Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.704-2(b)(3).

Section 1.14

“Profit” and “Loss” means for each Calendar Year or other period for which allocations to Members are made, an amount equal to the Company’s taxable income or loss, respectively, as calculated in accordance with Code Section 703(a), but excluding in such calculation items specially allocated under Section 3.2, computed with the following adjustments:

(a)

any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this provision shall be added to such taxable income or loss;

(b)

any expenditure of the Company described in Section 705(a)(2)(b) of the Code or treated as a Code Section 705(a)(2)(b) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profit or Loss pursuant to this provision, shall be subtracted from such taxable income or loss;

(c)

in the event the Book Value of any Company property is adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(g), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit or Loss, and shall be allocated in accordance with the provisions of Article 3;

(d)

Gain or Loss from the sale or other disposition of any Company property shall be taken into account by reference to the Book Value of such property in lieu of any tax gain or tax loss recognized by the Company by reason of such sale or other disposition;

(e)

in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Calendar Year or other period; and

(f)

to the extent there is an adjustment to the Book Value of any Company property, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the Company property) or loss (if the adjustment decreases the Book Value of the Company property) from the disposition of the Company property and shall be taken into account for purposes of computing Profit or Loss.

If the Company’s taxable income or loss for such Calendar Year or other period, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company’s Profit for such Calendar Year or other period; and if a negative amount, such amount shall be the Company’s Loss for such Calendar Year or other period.

Section 1.15

“Regulations” means the Income Tax Regulations, including any temporary regulations, promulgated under the Code, as such Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations).

Section 1.16

“Target Capital Account” means an amount, determined with respect to each Member for any Calendar Year, equal to the hypothetical distribution such Member would receive if each Company asset (other than cash or cash equivalents) were sold for an amount of cash equal to such asset’s Book Value as of the end of such Calendar Year, each liability of the Company were satisfied in cash in accordance with its terms (limited, with respect to each Nonrecourse Liability, to the Book Value of the asset or assets securing such Nonrecourse Liability and with the cash proceeds from the hypothetical sale of Company Properties), and all remaining cash of the Company (including the net proceeds of such hypothetical transactions and all cash otherwise available after the hypothetical satisfaction of all Company liabilities) were distributed in full to the Members pursuant to Article 4 of the Agreement (such cash to maintain its character as either Net Ordinary Cash Flow or Net Extraordinary Cash Flow distributable to the Members pursuant to Section 7.4); provided that if upon such hypothetical liquidation instead of receiving a distribution such Member would be obligated to make a capital contribution to the Company, such Member’s Target Capital Account shall be a negative amount equal to such contribution obligation.

ARTICLE II

CAPITAL ACCOUNTS

Section 2.1

General.  A separate Capital Account shall be established and maintained for each Member in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv), and this Section 2.1 shall be interpreted and applied in a manner consistent with Regulations Section 1.704-1(b)(2)(iv).  The Capital Accounts shall be maintained for the sole purpose of allocating items of income, gain, loss and deduction among the Members and shall have no effect on the amount of any distributions to any Members in liquidation or otherwise.  The amounts of all distributions to Members shall be determined pursuant to Article IV of the Agreement.

Section 2.2

Adjustments to Capital Accounts.  The Company may adjust the Capital Accounts of its Members to reflect revaluations of Company property whenever the adjustment would be permitted under Regulations Section 1.704-1(b)(2)(iv)(f).  In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (ii) the Members’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Code.  In the event that Code Section 704(c) applies to any Company property, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

Section 2.3

Transfer of Capital Accounts.  Upon the transfer of all or a part of an interest in the Company, the transferee shall succeed to that portion of the Capital Account of the transferor that is attributable to the transferred interest.

EXHIBIT 7-C-1

 = 1

ARTICLE III

ALLOCATION OF PROFIT AND LOSS

Section 3.1

Allocations of Profit and Loss.

A.

Standard Allocations.  Except as otherwise provided in this Article III, Profit or Loss of the Company for each Calendar Year shall be allocated to the Members as necessary to cause each Member’s Modified Adjusted Capital Account balance as of the end of such Calendar Year to equal as nearly as possible such Member’s Target Capital Account.

B.

Incentive Distributions.  In any Calendar Year in which an Incentive Distribution is paid to Inland, there shall be allocated to Inland, net profits equal to the amount of Incentive Distribution that was paid to Inland. If the amount of net profits for the Calendar Year is less than the amount of Incentive Distribution paid to Inland in that Calendar Year, or if there is a net loss for the Calendar Year, there shall instead be allocated to Inland with respect to the Incentive Distribution being paid items of gross income to the extent necessary so that there shall be allocated to Inland so far as possible (and to the extent not so possible, in succeeding Calendar Years) an aggregate of net profits or items of gross income equal to the Incentive Distribution paid to Inland for the Calendar Year. Any amounts specially allocated hereunder to Inland in respect of an Incentive Distribution paid to Inland shall reduce the net profit or increase the net loss to be allocated among the Members in accordance with paragraph (a), above.

Section 3.2

Allocations Required by Treasury Regulations.

A.

Except to the extent provided in Regulations Sections 1.704-2(f)(2), (3), (4) and (5), if for any Calendar Year of the Company there is a net decrease in Minimum Gain, there shall be allocated to each Member items of income and gain for such Calendar Year (and, if necessary, for subsequent Calendar Years) equal to such Member’s share of the net decrease in Minimum Gain.  A Member’s share of the net decrease in Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).  This Section 3.2A is intended to comply with the “minimum gain chargeback” requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

B.

Except to the extent provided in Regulations Section 1.704-2(i)(4), if for any Calendar Year of the Company there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt, there shall be allocated to each Member that has a share of such Member Minimum Gain at the beginning of such Calendar Year items of income and gain for such Calendar Year (and, if necessary, for subsequent Calendar Years) equal to such Member’s share of the net decrease in such Member Minimum Gain.  The determination of a Member’s share of the net decrease in Member Minimum Gain shall be made in a manner consistent with the principles contained in Regulations Section 1.704-2(i)(5).  This Section 3.2B is intended to comply with the “partner nonrecourse debt minimum gain chargeback” requirement in Regulations Section 1.704-2(1)(4) and shall be interpreted consistently therewith.

C.

In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Regulations Section 1.704-1(b)(2)(ii)(d)(5), or Regulations Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 3.2C shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.2C were not in this Exhibit.  This Section 3.2C is intended to comply with the “qualified income offset” requirement in Regulations Section 1.704-1(b)(2)(ii)(d)(3), and shall be interpreted consistently therewith.

D.

All Member Nonrecourse Deductions for each Calendar Year shall be allocated to the Member or Members who bear the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with the ratio in which the Members bear such economic risk of loss and Regulations Section 1.704-2(i)(1).

E.

No Member shall be allocated Company loss or deduction to the extent such allocation would cause such Member to have or to increase an Adjusted Capital Account Deficit.  If the limitation contained in the preceding sentence would apply to cause an item of loss or deduction to be unavailable for allocation to all Members, then such item of loss or deduction shall be allocated between or among the Members in accordance with the Members’ respective interests in the Company within the meaning of Regulations Section 1.704-1(b)(3).

F.

For purposes of applying Code Section 704(c) to any assets contributed by a Member to the Company, the Company shall utilize the traditional method of eliminating any book-tax differences.

Section 3.3

Allocations of Individual Tax Items.  Except as otherwise required under Code Section 704(c) or Regulations Section 1.704-3(a)(6), each item of Company income, gain, loss, deduction or credit for each Calendar Year shall be allocated among the Members in the same proportions as each other such item.

Section 3.4

Fractions Rule Compliance.  The Members acknowledge and agree that the Company shall endeavor to cause the allocations of Profit and Loss of the Company for each Calendar Year to satisfy the requirements of Code Section 514(c)(9)(E). Notwithstanding anything contained in this Agreement to the contrary, NYSTRS, in its sole discretion, shall have the right to request that the Company alter the manner in which Profit or Loss of the Company for any Calendar Year is allocated among the Members as necessary to satisfy the requirements of Code Section 514(c)(9)(E); provided, however, that in no case shall the Company make any alteration in the allocations of such Profit or Loss of the Company for any Calendar Year if such allocation would result in a material adverse change in the distributions due to be paid Inland under this Agreement (determined without regard to this Section).

ARTICLE IV

TAX AND ACCOUNTING MATTERS

Section 4.1

Method of Accounting.  Unless otherwise determined by the Members or required by law, the Company shall use the accrual method of accounting for both tax and financial reporting purposes.

Section 4.2

Fiscal Year.  Unless otherwise determined by the Members or required by law, the fiscal and taxable year of the Company shall be the calendar year (the “Calendar Year”).

Section 4.3

Tax Returns.  The Managing Member shall use reasonable efforts to (i) cause the Company’s accountants to prepare and file on a timely basis, with due regard to extensions, all tax and information returns that the Company may be required to file, all at Company expense, (ii) to deliver all tax and information returns to the Members for their review, comment and reasonable approval within 60 days after the end of each Calendar Year, and (iii) to furnish the Members with a projection of the Company’s taxable income or loss for each fiscal and tax year of the Company by December 1 of each such year to assist in year-end tax planning, all at Company expense.  No tax or information return shall be filed unless approved by Investor.

ARTICLE V

LIQUIDATING DISTRIBUTIONS; NO DEFICIT RESTORATION

Section 5.1

Liquidating Distributions.  Notwithstanding anything to the contrary contained in the LLC Agreement or in this Exhibit, in the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), liquidating distributions shall be made, in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), to the Members in accordance with their respective positive Capital Account balances.  It is intended that such distributions will result in the Members receiving aggregate distributions in the order of and equal to the amount of distributions that would have been received if the liquidating distributions were made in accordance with Section 7.4 (c) and (d).  However, and notwithstanding anything to the contrary contained in this Agreement or this Exhibit if the balances in the Capital Accounts do not result in such intention being satisfied, items of Profit and Loss will be reallocated among the Members for the Calendar Year of the liquidation (and, if necessary, prior Calendar Years for which the federal income tax return has not been filed) so as to cause the balances in the Capital Accounts to be in the amounts necessary to assure that such result is achieved.  Notwithstanding anything herein to the contrary, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), liquidating distributions shall be made by the end of the taxable year in which the Company liquidates or, if later, within 90 days of the date of such liquidation.  Distributions may be made to a trust for the purposes of an orderly liquidation of the Company by the trust in accordance with the Act.

Section 5.2

No Deficit Restoration Obligation.  Notwithstanding anything to the contrary contained in this Exhibit or in the Agreement, no Member shall have any obligation to the Company or to any other Member to restore any deficit balance in its Capital Account to the Company except as may be required by the Act.

ARTICLE VI

TRANSFER OF MEMBER’S INTEREST

Upon the transfer of all or a part of an interest in the Company, items of Company income, gain, loss, deduction and credit for the Company Calendar Year in which such transfer occurs shall, except as otherwise agreed between the transferor, transferee and the Company, generally be allocated between the transferor and the transferee on a pro rata basis in proportion to the number of days in the year for which each held the interest.

ARTICLE VII

WITHHOLDING MATTERS

The Manager shall comply with the requirements contained in the Code and comparable tax laws of any State in which the Company is engaged in business regarding tax withholding on income that is allocated to, or distributions made to, Members who are non-U.S. persons and/or nonresidents of a particular state or jurisdiction (the “Member Withholding Law”).  The Manager is hereby authorized and directed by each Member to withhold from the distributions or other amounts payable to such Member under the Agreement such amount or amounts (“Required Member Withholding”) as it reasonably determines is required by the Member Withholding Law, and to remit the Required Member Withholding to the Internal Revenue Service and/or such other applicable State taxing agency at such time or times as may from time to time be required by the relevant taxing authority.  If the Manager determines at any time that the Required Member Withholding with respect to a particular Member exceeds the amount of distributions or other amounts payable to such Member at such time (a “Cash Shortfall”), the Member in question shall immediately make a cash contribution to the Company equal to the amount of such Cash Shortfall, which the Manager shall use to effectuate the Required Member Withholding.  The amount so contributed shall not be treated as a capital contribution for purposes of the Agreement.  When remitting the Required Member Withholding, the Manager shall inform the relevant taxing authority of the name and tax identification number of the Member for whose account such Required Member Withholding is being made.

EXHIBIT 7-C-2

 = 1

EXHIBIT 8-A

MAJOR DECISIONS

For purposes of this Agreement, the term “Major Decisions” means each of the following, regardless of whether the same is proposed by the Manager or by any Member, except to the extent such items have previously been approved in the Annual Plan (both as to the Company, as to any Subsidiary and as to each individual Property), including any annual Operating Budgets or Capital Budgets.

1.

Any Senior Financing or Refinancing, or borrow any money or incur any indebtedness (other than trade accounts payables or other indebtedness incurred in the ordinary course of business) in excess of $100,000 in any twelve month period;

2.

Issue any additional interests in the Company or other equity securities or equity-like interests in the Company or its revenues or profits;

3.

The admission of any additional Members;

4.

Sell, transfer, pledge, mortgage, encumber, convey or otherwise dispose of, or grant options, warrants, or other rights with respect to, any Properties, any Subsidiary, or any other material assets of the Company;

5.

Approve and modify the Budgets;

6.

Establish any Reserves in excess of $100,000;

7.

Any lease entered into with respect to any Property in excess of 5,000 rentable square feet which is not approved in the Budgets; provided, however, that any lease with respect to Property which is for 5,000 rentable square feet or less shall be approved or disapproved by the Manager; in its sole discretion, in accordance with the Leasing Agreement;

8.

Except as set forth in the Management Agreement, any plan to make, purchase, or otherwise acquire, any fixed asset, any capital improvement or any planned redevelopment to a Property if, after giving effect to such purchase, acquisition, improvement or development, the aggregate cost of all fixed assets purchased or otherwise acquired and improvements or developments constructed by the Company exceeds the greater of $100,000 or ten percent (10%) of any budgeted item in any calendar year;

9.

Accelerate or defer any monthly distributions of Net Ordinary Cash Flow or Net Extraordinary Cash Flow;

10.

Hire or fire any employee of the Company or enter into or terminate any agreement for the management of the Property;

11.

Enter into any agreement with an Affiliate of the Manager or any Member, except as otherwise contemplated by the Agreement;

12.

Appointment or removal of Inland Commercial Property Management, Inc. or any other affiliate of Inland as Property Manager or Leasing Agent, except as otherwise provided in the Agreement or in the Property Agreements;

13.

Approval of the independent certified accountants retained to prepare the audited financial statements for the Company;

14.

Take any action which would make it impossible to carry on the business of the Company;

15.

Take any action that would subject any Member to liability for the obligations of the Company in any jurisdiction;

16.

Confess a judgment against the Company;

17.

Possess property, or assign its rights in specific property, for other than a purpose of the Company;

18.

Take any action in contravention of this Agreement or the Act;

19.

File a voluntary petition of bankruptcy, make an assignment for the benefit of creditors, admit in writing the inability to pay debts as they mature, or otherwise invoke general laws for the protection for debtors;

20.

The restructuring, renegotiation, work-out or settlement of any of the Company’s rights and obligations under any Lease, Agreement or loan documents whose execution constituted a Major Decision, unless otherwise provided in the Agreement;

21.

The redemption, purchase or other acquisition by the Company of all or any portion of any Interest;

22.

The taking of any action by the Company that would constitute a material deviation from the business purpose of the Company described in Article 3;

23.

The institution of any legal proceedings in the name of the Company or the adjustment, settlement or compromise of any claim, obligation, debt, or demand by or against the Company or any legal proceedings by or against the Company and confession of any judgment against the Company or any property of the Company, except for those matters which are tendered for coverage under an insurance policy obtained by the Company, provided, however, that, with respect to any of the foregoing of a material nature, including, without limitation, the institution or defense of any material legal proceeding on behalf of the Company or its property, the Manager shall use its best efforts to advise the Executive Committee of all material developments and shall advise all Members of the status of such matter at the request of the Members;

24.

Dissolve and wind-up the affairs of the Company except as otherwise provided in this Agreement or as required by the Act.

25.

Take any action to modify, waive, amend or otherwise change the format or frequency of the financial statements and other reports required to be delivered hereunder and under the Management Agreement or the Leasing Agreement, or to modify or waive the insurance requirements or any requirements regarding cash management contained in the Management Agreement.

EXHIBIT 8-A-1

 = 1

EXHIBIT 8-B

INLAND COMMERCIAL PROPERTY MANAGEMENT FEES AND SERVICES

Inland, through its affiliate, Inland Commercial Property Management, Inc. will provide acquisition, disposition and property management services to the Company.  Inland Commercial Property Management, Inc. may in its discretion enter into subcontracts with property managers and leasing agents that are Affiliates of Inland to provide certain services from time to time under the Property Agreements as determined by the Property Manager. The Property Manager shall be responsible to compensate such subcontractors for such services, and no additional costs will be incurred by the Company in connection therewith.  Inland will be entitled solely to the following fees for the performance of such services:

(i)

an acquisition fee of 0.35% of the gross purchase price for each Property acquired, regardless of how the Property is sourced to the Company.

(ii)

a property management fee of 4.5% of actual gross income monthly on the Properties, provided if a lease for a tenant on a Property does not allow for full recovery of the 4.5% management fee, then a property management fee of 3.5% will be due on the actual gross income monthly with respect to such lease.   The services provided for the property management fee shall include, but not be limited to, all legal expenses for leases with any national tenants, the cost of insurance placement, any legal costs for the preparation of the purchase and sale documents for acquisition and dispositions, tax appeals, construction supervision of all tenant’s tenant improvement build out, all in-house design work for marketing brochures, all accounting and reporting costs and expenses. There will be no additional fees for the administration of the Properties or the Company.

(iii)

leasing commissions per the following schedule (when an outside broker is involved, the payout is 150%, and on a renewal, the payout is 50%):

a.

<= 2,500 square feet = $4.00 per square foot

b.

2,501 – 5,000 SF = $3.50 per square foot

c.

5,001 – 10,000 SF = $3.00 per square foot

d.

10,001 – 20,000 SF = $2.50 per square foot

e.

>= 20,001 SF = $2.00 per square foot

In no event, shall Inland be paid a leasing fee for a Property that it no longer manages and leases.

(iv)

a disposition fee of $30,000 per property on the sale of Properties, but only in those instances where the property management fee pursuant to paragraph (ii) above is 3.5% or less. In the aggregate, such disposition fees shall not exceed $1,000,000.

(v)

In the event that Inland Real Estate Sales, Inc. is engaged by the Executive Committee to sell a Property, the Company or the Members’ interests in the Company to a third party on behalf of the Company, the sales commission will be negotiated at that time based upon then-prevailing market rates.

EXHIBIT 8-B-1

 = 1

EXHIBIT 8-C

INLAND MANAGEMENT AGREEMENT

EXHIBIT 8-C-1

 = 1

LP  896719.4 \ 33618-64246

EXHIBIT 8-D

INLAND LEASING AGREEMENT

EXHIBIT 8-D-1

 = 1

LP  896719.4 \ 33618-64246

EXHIBIT 8-E

INLAND FINANCIAL HEALTH RATIOS

Inland Real Estate Corporation
Financial Health Ratios

EBITDA/Interest	=	Greater than 2.0x

Net Debt/Total Capital	=	Less than 75.0%

Net Worth	=	Greater than $750 million

Definitions
EBITDA: earnings before interest, taxes, depreciation, amortization and non-recurring expenses
Net Debt: Total Debt outstanding less cash
Total Capital: Total Debt outstanding plus shareholders' equity plus preferred stock

EXHIBIT 8-E-1

 = 1

LP  896719.4 \ 33618-64246

EXHIBIT 10-A

CONVEYANCE REPRESENTATIONS AND WARRANTIES

1.

Organization and Authority.  The Seller is a ____________ duly established and validly existing under the laws of the state where it was established and possesses all requisite legal authority to transfer the Interest.  The person signing on behalf of the Seller possesses all requisite authority and is duly and validly empowered to execute this Agreement and to carry out all the transactions contemplated hereby.

2.

Ownership of the Interest.  The Seller is the owner of, and has good and marketable title to, the Interest.  The Seller is not in breach or violation of any terms or obligations under any contract or agreement affecting or relating to the Interest.  The Seller has full and clear right to assign the Interest, and no other person, firm, corporation or governmental body has or will have any lien, right, title or interest whatsoever against, in, under or to all or any part of the Interest.  There are no commitments, options or contracts under which the Seller is or may be obligated to transfer the Interest, except as set forth in the Operating Agreement dated __________, 2006 between Inland Real Estate Corporation and the New York State Teachers’ Retirement System (the “Operating Agreement”).

3.

Absence of Undisclosed Liabilities or Encumbrances.  There are no encumbrances, restrictions, liens, claims or liabilities, present or future, of any nature whatsoever that exist or may be asserted against the Interest.  There are no judgments, actions, suits, proceedings, investigations or claims outstanding, pending or threatened, against the Seller which relate to, or which can be enforced against, the Interest being purchased hereunder in any court or before any governmental or administrative agency, department, commission, board, bureau or instrumentality, which can have a material effect upon the Interest, which could interfere with the execution and delivery of this Assignment or the consummation of the transactions contemplated hereby.

4.

No Default Effected.  The execution and delivery of this Assignment and the fulfillment of the terms and conditions and compliance with the provisions hereof will not conflict with nor result in a breach of, or a default or acceleration under, or the creation of any lien or security interest under (or in an occurrence which with the lapse of time or action by a third party or both could result in a default or acceleration of the creation of such a lien or security interest) any of the terms, conditions or provisions of any applicable order, judgment, writ or decree of any court or of any arbitral body or of any governmental department, commission, board, bureau, agency or instrumentality, or of any indenture, contract, mortgage, lien, loan, agreement, lease or other instrument to which the Seller is a party or is subject or by which Seller or any of its properties or assets is or may be bound, or any applicable law, rule or regulation or consent requirement.

5.

No Approval Required.  No approval, consent, waiver or filing of or with any third party including, without limitation, any governmental bodies, agencies or instrumentalities, is required for the execution of this Assignment by the Seller or the consummation of the transactions contemplated hereby by the Seller.

EXHIBIT 10-A-1

 = 1

EXHIBIT 13-A

INLAND AFFILIATES

Inland Commercial Mortgage Corporation

Inland Mortgage Corporation

Inland Mortgage Servicing Corporation

Inland Office Management, Inc.

Inland Payroll Services, Inc.

Inland Real Estate Acquisitions

Inland Risk and Insurance Management Services, Inc.

TIREG Law

Investors Property Tax Services, Inc.

Inland Computer Services, Inc.

Metropolitan Construction Service

Inland Communications, Inc.

EXHIBIT 13-A-1

 = 1

LP  896719.4 \ 33618-64246